                                                                    EXHIBIT 2.1













                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              LEDGER CAPITAL CORP.

                                       AND

                          ANCHOR BANCORP WISCONSIN INC.


                                  JUNE 15, 2001



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                                TABLE OF CONTENTS

                                                                                                               Page
AGREEMENT AND PLAN OF MERGER......................................................................................1

ARTICLE I  - THE MERGER...........................................................................................1
         Section 1.1            The Merger........................................................................1
         Section 1.2            Effective Time....................................................................1
         Section 1.3            Effect of the Merger..............................................................2
         Section 1.4            Articles of Incorporation; By-Laws................................................2
         Section 1.5            Board of Directors and Officers of the Surviving Corporation......................2
         Section 1.6            Conversion of Securities..........................................................2
         Section 1.7            Adjustments for Dilution and Other Matters........................................4
         Section 1.8            Exchange of Certificates..........................................................4
         Section 1.9            Stock Transfer Books..............................................................7
         Section 1.10           The Bank Merger...................................................................7

ARTICLE II  - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................9
         Section 2.1            Organization and Qualification; Subsidiaries......................................9
         Section 2.2            Articles of Incorporation and By-Laws.............................................9
         Section 2.3            Capitalization...................................................................10
         Section 2.4            Authority........................................................................10
         Section 2.5            No Conflict; Required Filings and Consents.......................................11
         Section 2.6            Compliance; Permits..............................................................12
         Section 2.7            Environmental Matters............................................................12
         Section 2.8            Material Contracts...............................................................13
         Section 2.9            Agreements with Regulatory Agencies..............................................14
         Section 2.10           Loan Loss Reserves...............................................................14
         Section 2.11           Securities and Banking Reports; Financial Statements.............................14
         Section 2.12           Absence of Certain Changes or Events.............................................15
         Section 2.13           Absence of Litigation............................................................16
         Section 2.14           Employee Benefit Plans...........................................................16
         Section 2.15           Registration Statement; Proxy Statement/Prospectus...............................18
         Section 2.16           Taxes............................................................................19
         Section 2.17           Brokers..........................................................................20
         Section 2.18           Tax Matters......................................................................20
         Section 2.19           Vote Required....................................................................20
         Section 2.20           Disclosure Schedule, Materiality.................................................20

ARTICLE III  - REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR....................................................20
         Section 3.1            Organization and Qualification...................................................20
         Section 3.2            Articles of Incorporation and By-Laws............................................21
         Section 3.3            Capitalization...................................................................21
         Section 3.4            Authority........................................................................21
         Section 3.5            No Conflict; Required Filings and Consents.......................................22
         Section 3.6            Compliance; Permits..............................................................22
         Section 3.7            Securities and Banking Reports; Financial Statements.............................23



                                        i
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
         Section 3.8            Registration Statement; Proxy Statement/Prospectus...............................23
         Section 3.9            Brokers..........................................................................24
         Section 3.10           Agreements with Regulatory Agencies..............................................24
         Section 3.11           Vote Required....................................................................24
         Section 3.12           Absence of Certain Changes or Events.............................................24
         Section 3.13           Tax Matters......................................................................24
         Section 3.14           Disclosure Schedule, Materiality.................................................25

ARTICLE IV  - COVENANTS OF THE COMPANY...........................................................................25
         Section 4.1            Affirmative Covenants............................................................25
         Section 4.2            Negative Covenants...............................................................25
         Section 4.3            Letter of the Company's Accountants..............................................27
         Section 4.4            Access and Information...........................................................28
         Section 4.5            Update Disclosure; Breaches......................................................28
         Section 4.6            Affiliates.......................................................................28
         Section 4.7            Tax Treatment....................................................................29

ARTICLE V  - COVENANTS OF THE ACQUIROR...........................................................................29
         Section 5.1            Affirmative Covenants............................................................29
         Section 5.2            Negative Covenants...............................................................29
         Section 5.3            Notice Regarding Breaches........................................................30
         Section 5.4            Stock Exchange Listing...........................................................30
         Section 5.5            Tax Treatment....................................................................30
         Section 5.6            Access and Information...........................................................30
         Section 5.7            Update Disclosure, Breaches......................................................30
         Section 5.8            Stock Options....................................................................31
         Section 5.9            MRRP Shares......................................................................31
         Section 5.10           SEC Filings......................................................................31

ARTICLE VI  - ADDITIONAL AGREEMENTS..............................................................................32
         Section 6.1            Proxy Statement/Prospectus; Registration Statement...............................32
         Section 6.2            Meetings of Shareholders.........................................................32
         Section 6.3            Appropriate Action; Consents; Filings............................................32
         Section 6.4            Benefit Plans....................................................................33
         Section 6.5            Contracts Honored, Severance Plan, Consulting Contracts..........................34
         Section 6.6            Directors' and Officers' Indemnification and Insurance...........................34
         Section 6.7            Notification of Certain Matters..................................................36
         Section 6.8            Public Announcements.............................................................36
         Section 6.9            Dividends........................................................................36
         Section 6.10           Expenses.........................................................................36
         Section 6.11           Company Repurchase Program.......................................................37

ARTICLE VII  - CONDITIONS OF MERGER..............................................................................37
         Section 7.1            Conditions to Obligation of Each Party to Effect the Merger......................37
         Section 7.2            Additional Conditions to Obligations of the Acquiror.............................37
         Section 7.3            Additional Conditions to Obligations of the Company..............................39



                                       ii
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
ARTICLE VIII  - TERMINATION, AMENDMENT AND WAIVER................................................................41
         Section 8.1            Termination......................................................................41
         Section 8.2            Effect of Termination............................................................42
         Section 8.3            Termination by Acquiror in Breach................................................43
         Section 8.4            Amendment........................................................................43
         Section 8.5            Waiver...........................................................................43

ARTICLE IX  - GENERAL PROVISIONS.................................................................................44
         Section 9.1            Non-Survival of Representations, Warranties and Agreements.......................44
         Section 9.2            Enforcement of Agreement.........................................................44
         Section 9.3            Notices..........................................................................44
         Section 9.4            Certain Definitions..............................................................45
         Section 9.5            Headings.........................................................................46
         Section 9.6            Severability.....................................................................46
         Section 9.7            Entire Agreement.................................................................46
         Section 9.8            Assignment.......................................................................46
         Section 9.9            Parties in Interest..............................................................46
         Section 9.10           Governing Law....................................................................47
         Section 9.11           Counterparts.....................................................................47



                                       iii
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                          COMPANY DISCLOSURE SCHEDULES

Section 2.1(c)    Organization and Qualification; Subsidiaries.
Section 2.3       Capitalization.
Section 2.5       No Conflict; Required Filings and Consents.
Section 2.7       Environmental Matters.
Section 2.8       Material Contracts.
Section 2.9       Agreements with Regulatory Agencies.
Section 2.11      Securities and Banking Reports; Financial Statements.
Section 2.12      Absence of Certain Changes or Events.
Section 2.13      Absence of Litigation.
Section 2.14(a)   Plans of the Company.
Section 2.14(b)   Absence of Certain Types of Plans.
Section 2.14(c)   Compliance with Applicable Law.
Section 2.14(d)   Qualification of Certain Plans.
Section 2.14(e)   Absence of Certain Liabilities and Events.
Section 2.14(g)   Stock Options.
Section 2.14(h)   Employment Contracts.
Section 2.16      Taxes.
Section 2.17      Brokers.



                          ACQUIROR DISCLOSURE SCHEDULES

Section 3.3       Capitalization.
Section 3.10      Agreements with Regulatory Agencies.
Section 3.12      Absence of Certain Changes or Events.



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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of June 15, 2001 (the "Agreement"), between Ledger Capital Corp. a Wisconsin corporation (the "Company"), and Anchor BanCorp Wisconsin Inc., a Wisconsin corporation (the "Acquiror").

         WHEREAS, the Boards of Directors of the Acquiror and the Company have each determined that it is fair to and in the best interests of their respective shareholders for the Company to merge with and into the Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the "WBCL"); and

         WHEREAS, the respective Boards of Directors of the Acquiror and the Company have each approved the Merger of the Company with and into the Acquiror, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, as a condition to and immediately after the execution of this Agreement, the Company and the Acquiror will enter into a Stock Option Agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, immediately following the Merger, the parties intend to consummate a merger of the Company's bank subsidiary ("Company Bank") with and into the Acquiror's bank subsidiary ("Acquiror Bank") the ("Bank Merger"); and

         WHEREAS, the Acquiror and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.2) the Company shall be merged with and into the Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and the Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin (the "DFI") in such form as required by, and executed in accordance with the relevant provisions of, the WBCL (the date and time of such filing is referred to herein as the "Effective Time").

         SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Acquiror and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Acquiror and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation, as amended, of the Acquiror (the "Acquiror Articles") and the By-Laws, as amended, of the Acquiror ("Acquiror By-Laws"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

         SECTION 1.5 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING
CORPORATION.

         (a) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall include the directors of the Acquiror immediately prior to the Effective Time. In addition, on or after the Effective Time (but in no event later than the first meeting of said Board of Directors following the Effective Time), the Surviving Corporation and its Board of Directors shall take such action as may be necessary to cause James D. Smessaert (the "Company Director") to be appointed as a director of the Surviving Corporation effective as of the day of appointment (the "Appointment Date"). Such action shall include, if necessary, expansion of the size of the Board of Directors of the Surviving Corporation to the extent necessary to create a vacancy for the Company Director to be appointed as of the Appointment Date. The initial term of the Company Director shall expire on the date of the annual meeting of the Surviving Corporation's shareholders following appointment of the Company Director (the "Initial Annual Meeting"). At the Initial Annual Meeting, the Surviving Corporation shall nominate the Company Director as its uncontested candidate for election to a full three-year term.

         (b) At the Effective Time, the officers of the Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         (c) The parties hereto agree to take such action as may be necessary to cause the agreements set forth in this Section 1.5 to be satisfied.

         SECTION 1.6 CONVERSION OF SECURITIES. Subject to Section 1.8(f) regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Company or the holder of the following securities, the shares of Acquiror and the Company shall be converted as follows:

         (a) Each share of common stock, $0.10 per share par value, of Acquiror ("Acquiror Common Stock"), issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.



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         (b) Each share of the common stock, par value $1.00 per share of the
Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (all such shares of Company Common Stock issued and outstanding immediately prior to the Effective Time being referred to herein as the "Shares"), other than Shares held by the Acquiror for its own account or any Acquiror Subsidiary (as defined in Section 3.1(a), below) for its own account, shall cease to be outstanding and shall be converted into and become the right to receive either: (x) 1.10 shares, subject to adjustment as provided pursuant to Section 1.7 (as adjusted, the "Exchange Ratio"), of common stock, $0.10 per share par value, of Acquiror Common Stock, which term shall be deemed to include the rights to purchase shares of Acquiror preferred stock, $.10 par value, under the terms of the Rights Agreement, dated July 22, 1997, by and between Acquiror and U.S. Bank (as successor to Firstar Trust Company)), or (y) at the option of the holder of such Share, and subject to and in accordance with the terms of Sections 1.8(b) and (c), an amount in cash (payable by check) equal to the Exchange Ratio multiplied by the closing price of the Acquiror Common Stock as quoted on the NASDAQ Stock Market, as of the date of the Effective Time (a "Cash Distribution"); provided, however, that except as provided in Section 1.8(c) below, under no circumstances may the total number of Shares converted to a Cash Distribution exceed twenty percent (20%) of the total number of Shares (the "Twenty Percent Ceiling"). All such Shares shall no longer be outstanding and shall immediately be canceled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Acquiror Common Stock or a Cash Distribution or both into which such Company Common Stock shall have been converted. Certificates representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock or a Cash Distribution or both issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.8 hereof, without interest.

         (c) Each share of Company Common Stock held as treasury stock shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         (d) Each share of Company Common Stock held by the Acquiror for its own account or any Acquiror Subsidiary for its own account shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         (e) If the Average Price Ratio (as defined in Section 1.6(f)), (as of the date that the last approval necessary to consummate the Merger is received) is less than 85% of the Average Price Ratio (as of the date of this Agreement), then the Company shall have the right to terminate this Agreement immediately with the effect as set forth in Section 8.2 hereof. If the Average Price Ratio (as of the date that the last approval necessary to consummate the Merger is received) is greater than 115% of the Average Price Ratio (as of the date of this Agreement), then the Acquiror shall have the right to terminate this Agreement immediately with the effect as set forth in Section 8.2 hereof; provided, however, that the Acquiror shall have no such right to terminate under this sentence if the Average Price Ratio exceeds such 115% measure due, in material part, to the Acquiror's having made a public announcement of its having entered into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to an acquisition, merger or similar change in control of the Acquiror, or having publicly announced its intent to enter into any such transaction. The Average Price Ratio (as of the date of this Agreement) is set forth on Exhibit B attached hereto.




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

         (f) For purposes of this Agreement, "Average Price Ratio" means, as of any date of determination, the ratio of (x), the Acquiror Average Price as of the date of determination, over (y), the average of the SNL Midwest Thrift Stock Index for the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the applicable determination date.

         (g) For purposes of this Agreement, the "Acquiror Average Price" shall be, as of any date of determination, the average of the closing prices of Acquiror Common Stock as reported on The NASDAQ Stock Market for the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the applicable determination date.

         SECTION 1.7 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time, (a) the Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Company Common Stock, or declare a dividend or make a distribution on Company Common Stock in any security convertible into Company Common Stock, or (b) the Acquiror shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine Acquiror Common Stock or declare a dividend or make a distribution on Acquiror Common Stock in any security convertible into Acquiror Common Stock, appropriate adjustment or adjustments will be made to the Exchange Ratio.

         SECTION 1.8 EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. As of the Effective Time, the Acquiror shall deposit, or shall cause to be deposited with an exchange agent chosen by the Acquiror and which is reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Acquiror Common Stock, cash in an amount equal to the maximum aggregate total of all Cash Distributions, and cash in lieu of fractional shares (such certificates for shares of Acquiror Common Stock, together with the amount of Cash Distributions and cash payable in lieu of fractional shares and any dividends or distributions with respect to such Acquiror Common Stock are referred to herein as the "Exchange Fund") payable and issuable pursuant to
Section 1.6 in exchange for outstanding Shares; provided, however, that the Acquiror need not deposit the Cash Distributions or the cash for fractional shares into the Exchange Fund until such time as such funds are to be distributed by the Exchange Agent.

         (b) Exchange Procedures. No later than five (5) business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares which were converted pursuant to Section 1.6 (a "Certificate" or "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock or a Cash Distribution or both. The foregoing letter of transmittal and instructions shall be subject to prior approval of the Company. Subject to the terms of this
Section 1.8, the letter of transmittal will entitle each holder of Shares to designate which of the holder's Shares are to be converted to Acquiror Common Stock pursuant to clause (x) of Section 1.6(b) (a "Stock Election") and which are to be converted to a Cash Distribution pursuant to clause (y) of Section 1.6(b) (a "Cash Election"); provided, that except as provided in Section 1.8(c) below, under no circumstances may the total number of Shares as to which a Cash Election is made exceed the Twenty Percent Ceiling. Subject to the terms of this
Section 1.8, a holder may make a Stock Election as to some of the holder's Shares and a Cash Election as to other of its Shares; provided further that no holder of

Shares may make a Stock Election with respect to fewer than one hundred percent (100%) of its Shares if as a result such holder would receive fewer than one hundred (100) shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent will as soon as practicable thereafter (and in no event later than ten (10) business days thereafter) distribute to such holder, a certificate representing that number of whole shares of Acquiror Common Stock or a Cash Distribution or both which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Acquiror Common Stock or a Cash Distribution or both may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Acquiror may reasonably direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Acquiror Common Stock. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Acquiror Common Stock, a Cash Distribution, dividends, cash in lieu of any fractional shares of Acquiror Common Stock as contemplated by Section 1.8(f) and other distributions as contemplated by Section 1.8(c).

         (c) Cash Distributions. Except as provided below, under no circumstances may the total number of Shares as to which a Cash Election is made by all Company shareholders combined exceed the Twenty Percent Ceiling. If the number of Shares as to which a Cash Election is properly requested (taking into account the limitations of Section 1.8(b) above) exceeds the Twenty Percent Ceiling, then the Exchange Agent shall honor the Cash Elections in the chronological order in which they are received by the Exchange Agent, and any Cash Elections that are received after the day on which the total Cash Elections exceed the Twenty Percent Ceiling (the "20% Day") will be disregarded and treated as Stock Elections; provided, that if the total number of Shares as to which Cash Elections are received through the end of the 20% Day is not more than 20.1% of the total number of Shares, then all Cash Elections received on the 20% Day will be honored as Cash Elections. If the total number of Shares as to which Cash Elections are received through the end of the 20% Day is more than 20.1% of the total number of Shares, then the Exchange Agent will reduce each Cash Election received on the 20% Day proportionately as necessary so that the total number of Shares as to which Cash Elections are received through that day is equal to the Twenty Percent Ceiling. In addition to the foregoing limitation, there is hereby established a "Cash Election Termination Date," which date shall be the forty-fifth (45th) day after the Exchange Agent has substantially completed the initial mailing of letters of transmittal in accordance with the provisions of the first sentence of subsection (b), above. Unless the 20% Day shall have occurred before the Cash Election Termination Date, any Cash Election that is received by the Exchange Agent after the Cash Election Termination Date shall be disregarded and treated as a Stock Election, unless such Cash Election
(i) if sent via United States mail was sent postage prepaid and was postmarked on or prior to the Cash Election Termination Date; or (ii) if sent by overnight or commercial courier, is accompanied by evidence that it was sent on or prior to the Cash Election Termination Date.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby, and no Cash Distribution or cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable Laws, following surrender of any such Certificate exchanged for Acquiror Common Stock, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.8(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

         (e) No Further Rights in the Shares. All shares of Acquiror Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms hereof (including any Cash Distribution or cash paid pursuant to Section 1.8(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

         (f) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Acquiror. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Acquiror Average Price as of the Effective Time. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Acquiror shall make available such amounts (without interest) to such holders of such fractional share interests.

         (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for two
(2) years after the Effective Time shall be delivered to the Acquiror, upon demand, and any former shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to the Acquiror to claim their shares of Acquiror Common Stock, their Cash Distribution, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or distributions with respect to Acquiror Common Stock, in each case without interest thereon, and subject to Section 1.8(h).

         (h) No Liability. Neither the Acquiror nor the Company shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

         (i) Withholding Rights. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Acquiror is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding were made by the Acquiror.

         SECTION 1.9 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Acquiror for any reason shall be converted into shares of Acquiror Common Stock and cash in lieu of fractional shares in accordance with this Article I.

         SECTION 1.10 THE BANK MERGER.

         (a) Merger. Following the Effective Time, Ledger Bank ("Company Bank") shall be merged and consolidated with and into AnchorBank ("Acquiror Bank") under the Charter and By-Laws of Acquiror Bank (the "Bank Merger"), pursuant to the provisions of, and with the effect provided in, applicable Law, and Acquiror Bank shall be the surviving bank and the separate existence of Company Bank shall thereupon cease (the term "Surviving Bank" shall refer to Acquiror Bank following the Bank Merger). Subject to terms and upon satisfaction of all requirements of law and the conditions specified herein, the Bank Merger shall become effective on such date as shall be designated by the Acquiror following the Effective Time and subsequent to the receipt of approvals from all applicable governmental authorities authorizing the consolidation (the "Bank Merger Effective Date").

         (b) Surviving Bank.

                  (i) The Surviving Bank shall continue the banking business of Company Bank in the current locations of Company Bank as branch offices of the Surviving Bank.

                  (ii) The principal office of the Surviving Bank shall be the principal office of Acquiror Bank

                  (iii) At and as of the Bank Merger Effective Date, the Charter and By-Laws of Acquiror Bank, as in effect immediately prior to the Bank Merger Effective Date, shall be the Charter and By-Laws of the Surviving Bank until thereafter amended as provided by law.

                  (iv) On the Bank Merger Effective Date, the Surviving Bank shall have capital surplus equal to that of Company Bank and Acquiror Bank combined, immediately prior to the Bank Merger and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the capital structure of Company Bank and Acquiror Bank as of the date hereof, adjusted, however, for normal earnings, expenses and any Merger-related expenses and charges (including any charges and expenses incurred pursuant to any Company repurchase program under Section 6.11) between the date hereof and the Bank Merger Effective Date.

                  (v) As of the Bank Merger Effective Date, the Board of Directors of Acquiror Bank in effect immediately prior to the Bank Merger shall continue to serve as the Board of Directors of the Surviving Bank until such time as their successors have been elected and have qualified.

         (c) Corporate Existence; Assets and Liabilities of Surviving Bank. Upon the Bank Merger Effective Date:

                  (i) All rights, franchises and interests of Company Bank in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations, nominations, and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardians of estates, assignee, and receiver of estates of incompetents, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Company Bank immediately prior to the Bank Merger.

                  (ii) The Surviving Bank shall be liable for all of the liabilities of Company Bank and all deposits, debts, liabilities, obligations and contracts of Company Bank, matured or unmatured, whether insured, obsolete, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of Company Bank shall be those of the Surviving Bank and shall not be relieved or canceled by the Bank Merger and all rights of creditors and obligees, and all liens on property of Company Bank shall be preserved and unimpaired. All assets of Company Bank, as they exist at and as of the Bank Merger Effective Date, shall pass to and vest in the Surviving Bank, without any conveyance or other transfer; and the Surviving Bank shall be responsible for all liabilities of Company Bank of every kind and description existing as of the Bank Merger Effective Date.

                  (iii) At any time after the Bank Merger Effective Date, the officers of the Surviving Bank may, in the name of Company Bank, execute and deliver all such deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Bank may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Bank title to and possession of all of Company Bank's property, rights, privileges, immunities, powers, purposes and otherwise to carry out the purposes hereof.

                  (iv) The liquidation account established by Company Bank pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall continue to be maintained by the Surviving Bank after the Bank Merger Effective Date for the benefit of those persons and entities who were savings account holders of Company Bank on Company Bank's eligibility record date and who continue from time to time to have rights therein.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to the Acquiror that:

         SECTION 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Each subsidiary of the Company ("Company Subsidiary" or, collectively, "Company Subsidiaries") is a state-chartered savings bank or a corporation duly organized and validly existing under the laws of the state of its organization or incorporation. Each of the Company and the Company Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including, without limitation, appropriate authorizations from Federal Reserve Board ("FRB"), the Federal Deposit Insurance Corporation (the "FDIC") and the Wisconsin Department of Financial Institutions ("DFI"), and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals, except in each case where the failure to be so existing or to have such power, authority, Company Approvals and revocations or modifications would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.4(d)) on the Company and the Company Subsidiaries, taken as a whole.

         (b) The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         (c) A true and complete list of all of the Company Subsidiaries, together with (i) the Company's percentage ownership of each Company Subsidiary and (ii) laws under which such Company Subsidiary is incorporated, is set forth on Section 2.1(c) of the Company Disclosure Schedule delivered by the Company to the Acquiror prior to the execution of this Agreement. Except as set forth on
Section 2.1(c) of the Company Disclosure Schedule, the Company and/or one or more of the Company Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Company Subsidiaries. Except as set forth on Section 2.1(c) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

         SECTION 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to the Acquiror a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of the Company ("Company Articles" or "Company By-Laws") and each Company Subsidiary. Such Articles of Incorporation and By-Laws of the Company and each Company Subsidiary are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of eight million (8,000,000) shares of Company Common Stock. As of the date of this Agreement, (a) 3,162,500 shares of Company Common Stock are issued, with 2,437,141 outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and of Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"), and were not issued in violation of any preemptive right of any Company shareholder, (b) 725,359 shares of Company Common Stock are held in the treasury of the Company, (c) 18,462 shares of Company Common Stock are issued but not granted (and will not be granted or otherwise awarded) under the Company's Management Recognition and Retention Plan ("MRRP"), (d) 321,280 shares of Company Common Stock are reserved for issuance (but will not be issued) pursuant to outstanding employee stock options issued pursuant to the Company's equity incentive plans, and (e) 484,991 shares of Company Common Stock are reserved for future issuance under the Stock Option Agreement. Except as set forth in clauses (d) and (e) above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character pursuant to which the Company or any Company Subsidiary is a party, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, other than pursuant to a Shareholder Rights Agreement, entered into as of February 21, 1997, between the Company and Firstar Trust Company and as disclosed in Section
2.3 of the Company Disclosure Schedule. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business and except as required under the Stock Option Agreement and under currently existing stock option agreements. Each of the outstanding shares of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL and in the case of Wisconsin state savings banks, Section 214.775 of the Wisconsin Statutes, and was not issued in violation of any preemptive rights of any Company Subsidiary shareholder, and except as set forth on Section 2.3 of the Company Disclosure Schedule, all such shares owned by the Company or another Company Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 2.4 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws and the receipt of requisite regulatory approvals). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws). This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Company and, assuming due authorization, execution and delivery by the Acquiror, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) Except as set forth in Section 2.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company By-Laws or the Articles of Incorporation or By-Laws of any Company Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require the giving of notice to, or the consent of, any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHC Act, the Wisconsin Department of Financial Institutions ("WDFI") and the filing of appropriate merger or other documents as required by the WBCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or the Bank Merger or otherwise prevent the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

         SECTION 2.6 COMPLIANCE; PERMITS. Except for any conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected.

         SECTION 2.7 ENVIRONMENTAL MATTERS.

         (a) Except as set forth in Section 2.7 of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary has caused there to be, nor are there, any Hazardous Substances (as hereinafter defined in this Section 2.7) in, on or under any of the Company Real Property (as hereinafter defined in this Section 2.7); (ii) none of such Company Real Property has been designated, restricted or investigated by any governmental authority or third party as a result of the actual or suspected presence, spillage, leakage, discharge or other emission of Hazardous Substances; (iii) no Hazardous Substances have been generated, used, stored, treated, manufactured, refined, handled, produced or disposed of in, on or under, and no Hazardous Substances have been transported, released or disposed of at, from or to, any of such Company Real Property by the Company or any Company Subsidiary or by any persons or agents operating under the control, direction and supervision of the Company or any Company Subsidiary, including, without limitation, all employees, agents and contractors of the Company and any Company Subsidiary; and (iv) neither the Company nor any Company Subsidiary has received, nor has any of the Company Real Property been the subject of, any written or oral governmental notice, order, inquiry, investigation, environmental audit or assessment or any lien, encumbrance, decree, easement, covenant, restriction, servitude or proceeding (including, without limitation, the recording or filing of any deed notice, deed restriction or lien) concerning, or arising by reason of, the actual or suspected presence, spillage, leakage, discharge, disposal or other emission of any Hazardous Substance in, on, under, around, about or in the vicinity of, or the transportation of any Hazardous Substance at, from or to, any of such Company Real Property.

         (b) Except as disclosed in Section 2.7 of the Disclosure Schedule: (i) Neither the Company or any Company Subsidiary nor any Company Real Property (including storage tanks or other impoundment vessels, whether above or below ground) are in violation of, or subject to any liabilities as a result of any past or current violations of or noncompliance with, any existing federal, state or local law (including common law), statute, ordinance, rule or regulation of any federal, state or local governmental authority relating to pollution or protection of the environment, including, without limitation, statutes, laws, ordinances, rules and regulations relating to the emission, generation, discharge, spillage, leakage, storage, off-site dumping, release or threatened release of Hazardous Substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, "Environmental Laws"), in any case except for violations or liabilities which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole; and (ii) no material expenditures are required in connection with the operation of the Company's business as presently conducted in order to comply with any Environmental Laws or with any enacted but prospectively effective Environmental Laws. Except as disclosed in Section 2.7 of the Company Disclosure Schedule, the

Company, all Company Subsidiaries and the Company Real Property have passed all inspections conducted by applicable governmental authorities and regulatory bodies in connection with the matters described in the preceding sentence. The Company and all Company Subsidiaries have all approvals, authorizations, consents, licenses, orders and permits of all governmental and regulatory authorities required under any Environmental Laws (collectively, "Environmental Permits"), except where noncompliance would not, either individually or in the aggregate, have a Material Adverse Effect on the Company or on the Company Subsidiaries taken as a whole. Each of the Environmental Permits is in full force and effect. The Company and all Company Subsidiaries have complied with all of the terms, conditions and requirements imposed by each of the Environmental Permits. All cleanup, removal and other remediation activities carried out by the Company or any Company Subsidiary or by agents of the Company or any Company Subsidiary at the Company Real Property have been conducted in material compliance with all applicable Environmental Laws, and there is no basis for liability on the part of the Company or any Company Subsidiary as a result of such activities.

         (c) For purposes of this Agreement, the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, emission, waste or other material which, or the presence, nature, quantity and/or concentration or toxicity or existence, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect of which, either by itself or in combination with other materials located on or associated with any of the Company Real Property, is defined or listed in, regulated or monitored by, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation applicable to the Company Real Property as "solid waste," "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances." Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act, (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, and (D) any hazardous substance as defined in Section 292.01(5) Wis. Stats., in each case as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, and (vi) radon.

         (d) For purposes of this Agreement, the term "Company Real Property" means all real property (whether owned or leased) at which the operations of the Company or any Company Subsidiary are or at any time during the ten (10) years preceding the date of this Agreement were conducted and real property which is otherwise held as of the Effective Time as "real estate owned" (REO) as a result of default by the borrower and subsequent foreclosure by the Company or any Company Subsidiary.

         SECTION 2.8 MATERIAL CONTRACTS.

Except as disclosed in Section 2.8 of the Company Disclosure Schedule, and except as included as exhibits in the Company SEC Reports (as defined in Section 2.11), neither the Company nor any Company Subsidiary is a party to or obligated under any contract, agreement or other instrument or understanding which is not terminable by the Company or Company Subsidiary without additional payment or penalty within ninety (90) days and obligates the Company or any Company Subsidiary for payments or other consideration with a value in excess of $50,000, or would require disclosure by

Company pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act. Further, each contract which is material to the business of the Company and the Company Subsidiaries is in full force and effect; neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other party, is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or any Company Subsidiary or, to the knowledge of the Company, by any other party, under any such contract; and there are no material disputes or disagreements between the Company or any Company Subsidiary and any other party with respect to any such contract.

         SECTION 2.9 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth on
Section 2.9 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of the FRB, the FDIC, DFI or any other applicable federal or state regulatory agency having jurisdiction over the Company or any Company Subsidiary or its business ("Regulatory Agency"), that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each a "Regulatory Agreement"), nor has the Company or any Company Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.

         SECTION 2.10 LOAN LOSS RESERVES. The reserves for possible loan losses shown on the May 31, 2001 call reports filed with a Regulatory Agency for the Company's Subsidiaries are adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of May 31, 2001.

         SECTION 2.11 SECURITIES AND BANKING REPORTS; FINANCIAL STATEMENTS.

         (a) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with:

                  (i) the Securities and Exchange Commission (the "SEC") since June 30, 1998, and as of the date of this Agreement the Company has delivered to the Acquiror (A) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1998, 1999 and 2000, respectively, (B) its Quarterly Reports on Form 10-Q for the periods ended September 30, 2000 and December 31, 2000, (C) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since June 30, 1998, (D) all Current Reports on Form 8-K filed by the Company with the SEC since June 30, 1998, (E) all other reports or registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (B) above) filed by the Company with the SEC since June 30, 1998 and (F) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since June 30, 1998 (collectively, the "Company SEC Reports"); and

                  (ii) the FRB, DFI, the FDIC and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the "Company Reports"). The Company Reports, including all

         Company Reports filed after the date of this Agreement, (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and footnotes.

         (c) Except for (i) those liabilities that are fully reflected or reserved against in the financial statements that are contained in the Company SEC Reports, (ii) liabilities disclosed in Section 2.11 of the Company Disclosure Schedule, (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000, and (iv) any liabilities that may be incurred in connection with the Merger (including charges related to the repayment of the outstanding ESOP loan, charges incurred in connection with funding of contractual benefit obligations to employees, any share repurchase pursuant to Section 6.11 and any charges the Company may be requested to take by Acquiror), neither the Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         SECTION 2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or set forth in Section 2.12 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement, since December 31, 2000, to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2000, there has not been (a) any change in the financial condition, results of operations or business of the Company and any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries having a Material Adverse Effect on Company and the Company Subsidiaries taken as a whole, (c) any change by the Company in its accounting methods, principles or practices, (d) any revaluation by the Company of any of its assets in any material respect, (e) to the date of this Agreement, any entry by the Company or any of the Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole, except in connection with the Merger, or (f) except for regular quarterly cash dividends on Company Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Company Subsidiary.

         SECTION 2.13 ABSENCE OF LITIGATION.

         (a) Except as set forth in Section 2.13 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of the Company Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which has had a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         SECTION 2.14 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Company. Section 2.14(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Company or any Company Subsidiary has any obligation (collectively, the "Company Plans"). The Company has furnished or made available to the Acquiror a complete and accurate copy of each Company Plan (or a description of the Company Plans, if the Company Plans are not in writing) and a complete and accurate copy where applicable, of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Forms 5500 and related schedules, and (iv) the most recently issued IRS determination letter for each such Plan. With respect to the Company's existing supplemental executive retirement plans, captioned the "Supplemental Compensation Agreement By and Among West Allis Savings Bank, Hallmark Capital Corporation and James D. Smessaert" and "Supplemental Compensation Agreement By and Among West Allis Savings Bank, Hallmark Capital Corporation and Peter A. Gilbert" (the "SERPs"):
(a) The Company has provided to the Acquiror true, correct and complete copies of all agreements, instruments and documents pursuant to which the SERPs are constituted or under which the Company has any liability or obligations relating to the SERPs, and of the most recently available copies of those materials provided by the insurers or their agents which relate to any insurance policy or program or other funding vehicle designed to provide a source of funds from which to pay the benefits due under the SERPs (the "Insurance"), and to the extent not readily available from the Company's records, the Company will use its best efforts to acquire such policies and information from applicable insurance companies and their agents prior to Closing; (b) the total premiums remaining to be paid from and after the date of this Agreement under the Insurance (a) are not greater than three payments of $527,000 each, due on July 1, 2001, July 1, 2002, and the last of such premiums due on July 1, 2003; (c) the Present Value of Benefits (defined below) is equal to the liability therefor as recorded in the financial records of the

Company, prior to any accelerated liability accrual required to reflect the change in control contemplated by this Agreement; (d) the Present Value of Funding (defined below) is equal to the asset as recorded in the financial records of the Company; (e) forecasted increases in cash surrender values of the policies constituting the Insurance as indicated in schedules provided to the Acquiror represent current best estimates based on information provided to the Company by applicable insurance companies and their agents; and (f) none of the Insurance is a "Modified Endowment Contract" as defined in Section 7702A of the Code. As used herein, Present Value of Benefits means the sum of the present value of each of the cash payments to be made to the beneficiaries under the SERPs, using a payment period of the greater of 20 years or for the expected life of the beneficiary from time to time as indicated in the "1983 Group Annuity Tables for Males" after discounting each payment to its present value of the date of this Agreement at a discount rate of five and one-half percent (5.5%) per annum (compounded annually); and Present Value of Funding means the sum of the combined cash surrender value from time to time of all policies constituting the Insurance (taking into account any amounts required to be retained in any of the insurance policies constituting the Insurance to satisfy obligations under the split dollar insurance agreements under which such policies are or may be held, including any portion of the death benefit that is payable to the beneficiaries), and assuming that all premiums on the Insurance are paid when and as due, assuming a projected rate of growth of the cash surrender value of the Insurance at its guaranteed minimum rate, and further assuming that the beneficiaries achieve life expectancy equal to that indicated in the policies constituting the Insurance.

         (b) Absence of Certain Types of Plans. No member of the Company's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, none of the Company Plans obligates the Company or any of the Company Subsidiaries to pay material separation, severance, termination or similar- type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under
Section 280G of the Code. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, or as required by group health continuation rights under
Section 4980B of the Code or similar state law ("COBRA" rights), none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director or life insurance benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries. Each of the Company Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 2.14(c) of the Company Disclosure Schedule, each Company Plan has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole. The Company and the Company Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company and the Company Subsidiaries have no knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         (d) Qualification of Certain Plans. Except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and, except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Plan. Except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no trust maintained or contributed to by the Company or any of the Company Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 501(c)(9) of the Code.

         (e) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 2.14(e) of the Company Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company and each of the Company Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         (f) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Company Plan will have been made on or before the Effective Time.

         (g) Stock Options. Section 2.14(g) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any Company Subsidiary who holds any option to purchase Company Common Stock as of the date of this Agreement, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the plan under which the options were granted, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. The vesting of all such options will be accelerated as a result of, and shall occur as of the Effective Time of, the Merger.

         (h) Employment Contracts. Except as disclosed in Section 2.14(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company or any of the Company Subsidiaries. Section 2.14(h) of the Company Disclosure Schedule also sets forth the terms of the agreements presently in effect between the Company and those individuals who are emeritus members of the Company's Board of Directors. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreements.

         SECTION 2.15 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement (referred to in Section 6.1) shall not at the time such Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Acquiror. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Acquiror which is contained in any of the foregoing documents.

         SECTION 2.16 TAXES. The Company and the Company Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by them, and the Company and the Company Subsidiaries have timely paid and discharged all material Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. The liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes,
(ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed in
Section 2.16 of the Company's Disclosure Schedule, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of the Company or any of the Company Subsidiaries. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule neither the Company nor any of the Company Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole, after the Effective Time. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among the Company and the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has made an election under
Section 341(f) of the Code.

         SECTION 2.17 BROKERS. Except as disclosed in Section 2.17 of the Company Disclosure Schedule, no broker, finder or investment banker (other than William Blair & Company, L.L.C. ("Blair)) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company. Prior to the date of this Agreement, the Company has furnished to Acquiror a complete and correct copy of all agreements between Blair and the Company pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         SECTION 2.18 TAX MATTERS. Neither the Company nor any of its affiliates has through the date of this Agreement taken or agreed to take or omitted to take any action which action or omission would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 2.19 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company capital stock necessary to approve the Merger.

         SECTION 2.20 DISCLOSURE SCHEDULE, MATERIALITY.

         The inclusion of any matters or items on the Company Disclosure Schedule shall not constitute an acknowledgement by the Company (or evidence) as to the materiality or Material Adverse Effect of any matter or item so disclosed.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Except as set forth in the Disclosure Schedule delivered by the Acquiror to the Company prior to execution of this Agreement (the "Acquiror Disclosure Schedule"), the Acquiror hereby represents and warrants to the Company that:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION.

         (a) The Acquiror is a corporation duly organized and validly existing under the laws of the State of Wisconsin, and is registered as a savings and loan holding company under the Home Owners Loan Act, as amended ("HOLA"). The Acquiror is current in all filings necessary to maintain its corporate existence under Wisconsin law. Each subsidiary of the Acquiror (an "Acquiror Subsidiary" and collectively the "Acquiror Subsidiaries") is a federally-chartered savings association or a corporation duly organized and validly existing under the laws of the state of its organization or incorporation. The Acquiror has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Acquiror Approvals") necessary to own, lease and operate its respective properties and to carry on its respective business as now being conducted, including, without limitation, appropriate authorizations from the FDIC and the Office of Thrift Supervision ("OTS"), and neither the Acquiror nor any Acquiror Subsidiary has received any notice of proceedings relating to the revocation or modification of any Acquiror Approvals, except in each case where the failure to be so existing or to have such power, authority, Acquiror Approvals and revocations or modifications would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.4(d)) on the Acquiror and the Acquiror Subsidiaries, taken as a whole.

         SECTION 3.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Acquiror has previously furnished to the Company a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of the Acquiror ("Acquiror Articles" or "Acquiror By-Laws") and each Acquiror Subsidiary. Such Articles of Incorporation and By-Laws of the Acquiror and each Acquiror Subsidiary are in full force and effect. Neither the Acquiror nor any Acquiror Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 3.3 CAPITALIZATION.

         (a) The authorized capital stock of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 5,000,000 shares of preferred stock, $0.10 par value of Acquiror ("Acquiror Preferred Stock"). As of the date of this Agreement, (i) 25,363,339 shares of Acquiror Common Stock are issued, with 22,760,567 outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL, and were not issued in violation of any preemptive right of any Acquiror shareholder, (ii) 2,602,772 shares of Acquiror Common Stock are held in the treasury of the Acquiror, and (iii) 940,925 shares of Acquiror Common Stock are reserved for future issuance pursuant to outstanding employee stock options issued pursuant to the Acquiror's stock option plans. As of the date of this Agreement, no shares of Acquiror Preferred Stock are issued and outstanding. Except as set forth in clause (iii), above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of the Acquiror or obligating the Acquiror to issue or sell any shares of capital stock of, or other equity interests in, the Acquiror, other than pursuant to the Rights Agreement, dated July 22, 1997, by and between the Acquiror and U.S. Bank (as successor to Firstar Trust Company) and as disclosed in Section 3.3 of the Acquiror Disclosure Schedule. All shares of Acquiror Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL. There are no obligations, contingent or otherwise, of the Acquiror to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business.

         (b) The shares of Acquiror Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL.

         SECTION 3.4 AUTHORITY. The Acquiror has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than the receipt of requisite regulatory approvals). The execution and delivery of this Agreement by the Acquiror and the consummation by the Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Acquiror are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Acquiror and, assuming due authorization, execution and delivery by the Company, is enforceable against the Acquiror in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by the Acquiror does not, and the performance of this Agreement and the transactions contemplated hereby by the Acquiror shall not, (i) conflict with or violate the Acquiror Articles or Acquiror By-Laws, (ii) conflict with or violate any Laws applicable to the Acquiror or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require the giving of notice to, or the consent of, any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquiror is a party or by which the Acquiror or its properties is bound or affected, except in the case of clause
(iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (b) The execution and delivery of this Agreement by the Acquiror does not, and the performance of this Agreement by the Acquiror shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HOLA, the BHC Act [the HSR Act], the banking laws of the State of Wisconsin (the "WBL") and the filing of appropriate merger or other documents as required by the WBCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or otherwise prevent the Acquiror from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         SECTION 3.6 COMPLIANCE; PERMITS. Except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries, taken as a whole, neither the Acquiror nor any Acquiror Subsidiary is in conflict with, or in default or violation of, (a) any Law applicable to the Acquiror or any Acquiror Subsidiary or by which it or its properties are bound or affected, or
(b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquiror or any Acquiror Subsidiary is a party or by which the it or its properties is bound or affected.

         SECTION 3.7 SECURITIES AND BANKING REPORTS; FINANCIAL STATEMENTS.

         (a) The Acquiror and each Acquiror Subsidiary have filed all forms, reports and documents required to be filed with:

                  (i) the SEC since March 31, 1998, and as of the date of this Agreement the Acquiror has delivered to the Company (A) its Annual Reports on Form 10-K for the fiscal years ended March 31, 2000, 1999 and 1998, respectively, (B) its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 2000 (C) all proxy statements relating to the Acquiror's meetings of shareholders (whether annual or special) held since March 31, 1998, (D) all Current Reports on Form 8-K filed by the Acquiror with the SEC since March 31, 1998, (E) all other reports or registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (B) above) filed by the Acquiror with the SEC since March 31, 1998 and (F) all amendments and supplements to all such reports and registration statements filed by the Acquiror with the SEC since March 31, 1998 (collectively, the "Acquiror SEC Reports"); and

                  (ii) the OTS and the FDIC and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Acquiror SEC Reports as the "Acquiror Reports"). The Acquiror Reports, including all Acquiror Reports filed after the date of this Agreement, were or will be prepared in all material respects in accordance with the requirements of applicable Law and did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Acquiror and the Acquiror Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         SECTION 3.8 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Acquiror for inclusion in the Registration Statement of the Acquiror (the "Registration Statement") pursuant to which the shares of Acquiror Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Acquiror or any of its affiliates, officers or directors should be discovered by the Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Acquiror shall promptly inform the Company. Notwithstanding the foregoing, the Acquiror makes no representation or warranty with respect to any information about, or supplied or omitted by, the Acquiror which is contained in any of the foregoing documents.

         SECTION 3.9 BROKERS. No broker, finder or investment banker (other than Howe Barnes Investments) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

         SECTION 3.10 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth on Section 3.10 of the Acquiror Disclosure Schedule neither the Acquiror nor any Acquiror Subsidiary is subject to any cease and desist or other order issued by, or is a party to any writing agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or is subject to any order or directive by, or has been a recipient of any notice from, or has adopted any board resolutions at the request of the FRB, the FDIC, the DFI or any other applicable federal or state regulatory agency having jurisdiction over the Acquiror or any Acquiror Subsidiary or its business ("Regulatory Agency") that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each a "Regulatory Agreement") nor has the Acquiror or any Acquiror Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.

         SECTION 3.11 VOTE REQUIRED. No vote of the holders of outstanding shares of Acquiror Common Stock is required for approval of the Merger or of any of the actions contemplated to be taken by Acquiror to consummate the same.

         SECTION 3.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement or set forth in Section 3.12 of the Acquiror Disclosure Schedule and except for the transactions contemplated by this Agreement, since December 31, 2000 to the date of this Agreement, the Acquiror and the Acquiror Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2000, there has not been (a) any change in the financial condition, results of operations or business of the Acquiror and any of the Acquiror Subsidiaries having a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Acquiror or any of the Acquiror Subsidiaries having a Material Adverse Effect on Acquiror and the Acquiror Subsidiaries taken as a whole, (c) any change by the Acquiror in its accounting methods, principles or practices,
(d) any revaluation by the Acquiror of any of its assets in any material respect, (e) to the date of this Agreement, any entry by the Acquiror or any of the Acquiror Subsidiaries into any commitment or transactions material to the Acquiror and the Acquiror Subsidiaries taken as a whole, except in connection with the Merger, or (f) except for regular quarterly cash dividends on Acquiror Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Acquiror Common Stock or any redemption, purchase or other acquisition of any of its subsidiaries or any of the securities of any Acquiror Subsidiary.

         SECTION 3.13 TAX MATTERS. Neither the Acquiror nor any of its affiliates has through the date of this Agreement taken or agreed to take or omitted to take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 3.14 DISCLOSURE SCHEDULE, MATERIALITY. The inclusion of any matters or items on the Acquiror Disclosure Schedule shall not constitute an acknowledgement by the Acquiror (or evidence) as to the materiality or Material Adverse Effect of any matter or item so disclosed.

                      ARTICLE IV - COVENANTS OF THE COMPANY

         SECTION 4.1 AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with the Acquiror that prior to the Effective Time, unless the prior written consent of the Acquiror shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Company Subsidiary to:

         (a) operate its business only in the ordinary course consistent with past practices;

         (b) use all reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

         (c) use all reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

         (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

         (e) use all reasonable efforts to perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business; and

         (f) take such reasonable actions as are requested by the Acquiror to complete the Merger.

         SECTION 4.2 NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement and the Stock Option Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or permit any Company Subsidiary to do, without the prior written consent of the Acquiror, any of the following:

         (a) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Company Plan or any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of its current or former directors or officers, (i) except for (A) amendment of the Company's option plans to provide discretion to permit extension of the option exercise period for up to three years following a change in control (as defined therein), (B) such other arrangements as are approved by the Acquiror relating to "stay bonuses" that may be entered into by certain employees, (which "stay bonuses" shall not include individuals identified as "named executive officers" in the proxy statement disseminated by the Company for its most recently held annual meeting, and shall not in the aggregate exceed $175,000), and (C) amendment of the SERPs, on terms mutually satisfactory to the Company and Acquiror (which amendments may (but which shall not be required to) be made by the Company, with the Acquiror's consent, subsequent to the execution of this Agreement but prior to the Effective Time) to provide continued funding for the obligations of the Company, as assumed by the Acquiror, to maintain such life insurance coverage as is required and to make such payments as are due after the retirement of the beneficiaries thereunder, provided that such provisions, as so amended, will (x) not require that the Acquiror be compelled to suffer a below-market rate of return on the funds or assets committed to such funding (provided that the adequacy of the funding to provide the benefits is maintained to the reasonable satisfaction of the beneficiaries), and (y) permit the Acquiror to withdraw funds or reduce the amount funded as and when benefit payments are made (the "SERP Amendments") or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the base salary, bonus incentive compensation or fringe benefits of any director or officer or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), provided that the Company or any Company Subsidiary may make bonus payments consistent with its existing cash bonus plan and consistent with past practice in amount (such bonus amounts to be prorated through the Effective
Time);

         (b) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for (i) regular quarterly cash dividends on Company Common Stock with usual record and payment dates for such dividends with each such dividend at a rate per share of Company Common Stock not in excess of $0.05 per share and (ii) dividends by a Company Subsidiary to the Company;

         (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock (except as otherwise provided by currently existing agreements relating to outstanding stock options) or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization;
(iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank or other business other than in the ordinary course of business and consistent with past practice and except to satisfy debts previously contracted as set forth in the Company Disclosure Schedule (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; provided, however, that nothing contained in this Section 4.2(c) shall prevent the Company from consummating a Third Party Acquisition Event if the Company terminates this Agreement pursuant to Section 8.1(a)(iv) and pays the Termination Fee pursuant to Section 8.2(b);

         (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock of the Company or any Company Subsidiary (including shares held in treasury) or any rights, warrants or options to acquire, any such shares, other than the issuance of Company Common Stock issuable upon exercise of employee or director stock options outstanding as of the date of this Agreement or pursuant to Company Plans, in effect as of the date of this Agreement;

         (e) authorize, permit or cause any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "Takeover Proposal" (as defined below), or (i) recommend, endorse or agree to any

Takeover Proposal, (ii) participate in any discussions or negotiations with respect to a Takeover Proposal, or (iii) provide third parties with any nonpublic information relating to any such inquiry or proposal; provided, however, that the Company may, and may authorize and permit its officers, directors, employees or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement an unsolicited Takeover Proposal and participate in discussions and negotiations with any third party relating to any unsolicited Takeover Proposal, if the Company, after having consulted with and considered the advice of outside counsel, has determined in good faith that such actions are appropriate in the discharge of the fiduciary duties of the Company's Board of Directors. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary or any proposal or offer to acquire in any manner substantially all of the stock or the assets of the Company or any Company Subsidiary other than the transactions contemplated or permitted by this Agreement;

         (f) propose or adopt any amendments to its Articles of Incorporation or By-Laws in any way adverse to the Acquiror;

         (g) change any of its methods of accounting in effect at June 30, 2000, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended June 30, 2000, except as may be required by Law or GAAP;

         (h) change in any material respect any lending, investment, liability management or other material policies concerning the business or operations of the Company or any of the Company Subsidiaries, except as required by Law;

         (i) take or cause to be taken any action or omit to take any action which action or omission would disqualify the Merger as a tax-free reorganization under Section 368 of the Code;

         (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law; or

         (k) agree in writing or otherwise to do any of the foregoing.

         SECTION 4.3 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable best efforts to cause to be delivered to the Acquiror "comfort" letters of KPMG, LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Acquiror, in a form reasonably satisfactory to the Acquiror and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

         SECTION 4.4 ACCESS AND INFORMATION.

         (a) Until the Effective Time and upon reasonable notice, and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each Company Subsidiary to, afford to the Acquiror's officers, employees, accountants, legal counsel and other representatives of the Acquiror, access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) furnish promptly (as soon as available or received by the Company or any Company Subsidiary) to the Acquiror (i) a copy of each Company Report filed by it or received by it (to the extent not prohibited by Law and if so prohibited the Company shall promptly so notify the Acquiror) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHC Act, the Federal Deposit Insurance Act, or any other federal or state banking laws or any other applicable Laws promptly after such documents are available, (ii) a copy of any correspondence received from the IRS or any other governmental entity or taxing authority or agency and any other correspondence relating to Taxes, and any other documents relating to Taxes as the Acquiror may reasonably request, and (iii) all other information concerning its business, properties and personnel as the Acquiror may reasonably request, other than in each case reports or documents which the Company is not permitted to disclose under applicable Law or binding agreements entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Unless otherwise required by Law, the parties will hold any such information which is nonpublic in confidence until such time as such information becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party or destroy such documents and copies.

         SECTION 4.5 UPDATE DISCLOSURE; BREACHES.

         (a) From and after the date of this Agreement until the Effective Time, the Company shall update the Company Disclosure Schedule on a regular basis by written notice to the Acquiror to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that, to the extent that updating required under this Section is unduly burdensome to the Company, the Acquiror and the Company will use their best efforts to develop alternate updating procedures utilizing, wherever possible, existing reporting systems.

         (b) The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Acquiror and use its best efforts to prevent or promptly remedy the same.

         SECTION 4.6 AFFILIATES. Within thirty (30) days after the date of this Agreement, (a) the Company shall deliver to the Acquiror a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company, for purposes of Rule 145 promulgated under the Securities Act (each a "Company Affiliate") and (b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit
E. The Company shall use its reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in such form as soon as practicable after attaining such status.

         SECTION 4.7 TAX TREATMENT. The Company will use its reasonable efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code.

                      ARTICLE V - COVENANTS OF THE ACQUIROR

         SECTION 5.1 AFFIRMATIVE COVENANTS. The Acquiror hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Acquiror Subsidiary to:

         (a) operate its business only in the ordinary course consistent with past practices;

         (b) take such reasonable actions as are requested by the Company to complete the Merger and Bank Merger.

         SECTION 5.2 NEGATIVE COVENANTS. Except as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Acquiror shall not do, or agree to commit to do, or permit any Acquiror Subsidiaries to do, without the prior written consent of the Company any of the following:

         (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock unless appropriate adjustment or adjustments are made to the Exchange Ratio as set forth in Section 1.6 hereof;

         (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law;

         (c) take or cause to be taken any action or omit to take any action which action or omission would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

         (d) amend its Articles of Incorporation or By-Laws or other governing instrument in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby; or

         (e) enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which the Acquiror or any surviving corporation would be required not to consummate the Merger or Bank Merger or any of the other transactions or agreements contemplated hereby in accordance with this Agreement, including but not limited to Section 1.5.

         (f) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.3 NOTICE REGARDING BREACHES.

         The Acquiror shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.4 STOCK EXCHANGE LISTING. The Acquiror shall use its best efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing on The NASDAQ Stock Market prior to the Effective Time.

         SECTION 5.5 TAX TREATMENT. The Acquiror will use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code.

         SECTION 5.6 ACCESS AND INFORMATION.

Prior to the Effective Time, the Acquiror shall (and shall cause each Acquiror Subsidiary to) furnish promptly (as soon as available or received by the Acquiror or any Acquiror Subsidiary) to the Company a copy of each Acquiror Report filed by it or received by it (to the extent not prohibited by Law and if so prohibited the Acquiror shall promptly so notify the Company) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHC Act, the Federal Deposit Insurance Act, or any other federal or state banking laws or any other applicable Laws promptly after such documents are available.

         SECTION 5.7 UPDATE DISCLOSURE, BREACHES.

         (a) From and after the date of this Agreement until the Effective Time, the Acquiror shall update the Acquiror Disclosure Schedule on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that, to the extent that updating required under this Section is unduly burdensome to the Acquiror, the Acquiror and the Company will use their best efforts to develop alternate updating procedures utilizing, wherever possible, existing reporting systems.

         (b) The Acquiror shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.8 STOCK OPTIONS.

         (a) At the Effective Time, the Acquiror will assume the Ledger Capital Corp. 1993 Stock Option Plan for Outside Directors and the Ledger Capital Corp. 1993 Incentive Stock Option Plan, (collectively, the "Option Plans") and all of the Company's obligations thereunder and may, at its election, provide for the merger of the Company's option plans into those of the Acquiror. At the Effective Time, the Option Plans shall be amended to provide that each outstanding option issued pursuant to the Option Plans shall become an option to acquire, on the same terms and conditions as were applicable under such option (including, without limitation, the time periods allowed for exercise), a number of shares of Acquiror Common Stock equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such option (provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded up to the nearest share), at a price per share (rounded down to the nearest cent) equal to the exercise price per share of the shares of Company Common Stock subject to such option divided by the Exchange Ratio. Notwithstanding the foregoing, with respect to options that are incentive stock options, the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before the substitution over the aggregate option price of such shares. The duration and other terms of the option shall remain the same, except that all references to the Company shall refer to the Acquiror. All options granted under the Options Plans shall be fully vested as of the day preceding the Effective Time. The Acquiror agrees to take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of options under the Option Plans assumed by the Acquiror in accordance with this Agreement.

         (b) Within ten (10) days after the Effective Time, the Acquiror shall, to the extent necessary, and may, at its option, file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of Acquiror Common Stock subject to options to acquire Acquiror Common Stock issued pursuant to Section 5.8 hereof, and shall use its best efforts to maintain the current status of the prospectus related thereto, as well as comply with applicable state securities or Blue Sky Laws, for so long as such options remain outstanding.

         SECTION 5.9 MRRP SHARES. All Shares awarded under the Company MRRP are fully-vested and will be converted into Acquiror Common Stock or cash pursuant to Section 1.6 of this Agreement. No further Shares shall be issued under the Company MRRP prior to the Effective Time and Acquiror may, at its option, terminate, continue, or merge the Company's MRRP following the Effective Time.

         SECTION 5.10 SEC FILINGS. The Surviving Corporation shall make all filings with the SEC that are described in subsection (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time.

         SECTION 5.11 SERP AMENDMENTS. If the SERP Amendments have not been completed prior to the Effective Time, the Acquiror will negotiate in good faith with the beneficiaries of the SERPs to complete and enter into the SERP Amendments as soon as practicable after the Effective Time.

                       ARTICLE VI - ADDITIONAL AGREEMENTS

         SECTION 6.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Acquiror and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and Registration Statement under the Securities Act and the Exchange Act relating to the approval of the Merger by the shareholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. It shall be a condition precedent to the mailing of the Proxy Statement/Prospectus to the shareholders of the Acquiror and the Company that (i) the Company shall have received an opinion from William Blair & Company, L.L.C., or such other financial advisory firm as Company may select upon consultation with and consent of the Acquiror, and that, as of the date thereof, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock (other than the Acquiror), and (ii) the Acquiror shall have received an opinion from Howe Barnes Investments that, as of the date thereof, the Exchange Ratio is fair from a financial point of view to Acquiror.

         SECTION 6.2 MEETINGS OF SHAREHOLDERS. Promptly after the date of this Agreement the Company shall take all action necessary in accordance with the WBCL, the Company Articles and the Company By-Laws, to convene the Company Shareholders' Meeting. The Company shall use its best efforts to solicit from its shareholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of its shareholders required by the WBCL to approve the Merger (including, without limitation, recommending that its shareholders approve this Agreement, the Merger and the transactions contemplated hereby and thereby), unless the Board of Directors of the Company shall have determined in good faith based on the advice of counsel that such actions could reasonably be deemed to violate its fiduciary duty to the shareholders of the Company.

         SECTION 6.3 APPROPRIATE ACTION; CONSENTS; FILINGS. The Company and the Acquiror shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement and the Stock Option Agreement, (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) required in connection with the authorization, execution and delivery of this Agreement and the Stock Option Agreement and the consummation by them of the transactions contemplated hereby and thereby, (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Stock Option Agreement and the Merger required under (i) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (ii) [the HSR Act], (iii) applicable federal or state banking laws and
(iv) any other applicable Law; provided that, the Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         SECTION 6.4 BENEFIT PLANS.

Prior to the Effective Time the Company will, in accordance with all applicable requirements of the Code and ERISA, make a cash contribution to its existing Employee Stock Ownership Plan (the "Company ESOP") sufficient to repay all of the remaining bank indebtedness of the ESOP; provided that such contribution shall not be in excess of $405,000. Acquiror shall merge the Company ESOP and the Company 401(k) Plan into one or more qualified retirement plan(s) of Acquiror or Acquiror Bank, as soon as practicable after the end of the plan year containing the Effective Time. From and after the Effective Time: (i) no employees, other than employees who were participants in the Company ESOP or Company 401(k) Plan on the day preceding the Effective Time, shall participate in the Company ESOP or 401(k) Plan; (ii) no additional contributions shall be made to the Company 401(k) Plan or Company ESOP (other than elective deferrals made with respect to compensation earned prior to the Effective Time and the matching contributions attributable thereto); (iii) contributions made to the Company ESOP shall be allocated to all participants in the Company ESOP who are employed on the day preceding the Effective Time (regardless of whether such employees are employed on the last day of the plan year, complete 1000 hours of service during the plan year, or satisfy any other plan condition for receiving an allocation for the plan year) based on compensation earned prior to the Effective Time; (iv) Acquiror or Acquiror Bank shall maintain records with respect to the cost or other basis of employer securities held in its qualified retirement plans (sufficient under one or more of the alternatives provided under Treas. Reg. ss.1.402(a)-1(b)(2)) for a period of at least five (5) years after the Effective Time, such that participants in the Company ESOP could determine the "net unrealized appreciation" (as defined in IRC ss. 402(e)(4)) on stock allocated to participants under the Company ESOP; and (v) the participants in the Company ESOP and Company 401(k) Plan shall be fully vested in all accounts under such plans. The Company ESOP and Company 401(k) Plan shall be amended prior to the Effective Time to provide that any contributions made to a participant in excess of IRC ss. 415 limits shall be reduced by distributing excess elective deferrals to participants. Employees of the Company and Company Subsidiaries shall begin to participate in the qualified retirement plans of the Acquiror and Acquiror Subsidiaries as of the Effective Time or on such later date as they satisfy the eligibility and vesting requirements for such plans, counting service with the Company and Company Subsidiaries as service with the Acquiror and Acquiror Subsidiaries for purposes of satisfying such eligibility and vesting requirements. The contributions and benefits received from the qualified plans of the Acquiror and Acquiror Subsidiaries for the plan year containing the Effective Time shall be based on compensation received by employees of the Company and the Company Subsidiaries after the Effective Time and an employee of the Company and the Company Subsidiaries shall be deemed to satisfy any service requirement applicable to such contributions or benefits if the employee would satisfy such service requirement based on the employee's combined service with the Company, Company Subsidiaries, the Acquiror and the Acquiror Subsidiaries.

         Service with the Company and the Company Subsidiaries shall be counted as service with the Acquiror and Acquiror Subsidiaries for purposes of eligibility and vesting, but not benefit accrual, under all of benefit plans of the Acquiror and the Acquiror Subsidiaries. In addition, service with the Company and the Company Subsidiaries shall be counted as service with Acquiror or Acquiror Subsidiaries for purposes of determining vacation accruals. Employees of the Company and Company Subsidiaries with accrued vacation as of the Effective Time will be entitled to retain such accrued vacation or, in the Acquiror's discretion, be paid out such accrued vacation. The employees of the Company and Company Subsidiaries shall participate in the health and welfare plans provided to similarly situated employees of the Acquiror or Acquiror Subsidiaries as of the Effective Time or as of the beginning of the next plan year for such plans, provided that the employees of the Company and the Company Subsidiaries shall continue to participate in the health and welfare plans of the Company and the Company Subsidiaries until they begin participation in the comparable plans of the Acquiror or Acquiror Subsidiaries.

         SECTION 6.5 CONTRACTS HONORED, SEVERANCE PLAN, CONSULTING CONTRACTS.

The Acquiror acknowledges that five (5) Company employees have employment agreements (the "Contract Employees"), each of which provides for the payment of benefits, and in some cases require the satisfaction of certain ongoing obligations, in the event of a change in control such as would be effected by the Merger contemplated herein. Acquiror agrees that, with respect to each of the Contract Employees, it will honor their existing contracts by providing, at the Effective Time of the Merger, a change in control severance payment (as calculated and set forth in the attached Statement of Benefits and Acquiror's Obligations attached hereto as Exhibit C (the "Statement of Benefits") as prepared for each of the Contract Employees) and shall, where applicable, be responsible for such ongoing obligations as the Statement of Benefits may provide; provided that the payment of any such benefit to a Contract Employee shall be conditioned upon such employee's execution of an agreement, reasonably satisfactory to Acquiror, under which such employee acknowledges the termination of his or her employment agreement and releases the Company and Acquiror from any further liability thereunder. In addition, Acquiror agrees to apply the terms of the Company's severance pay policy as set forth in Exhibit D, attached hereto. Acquiror acknowledges its obligation, from and after the Effective Time, to honor the emeritus directors plan of the Company and Company Bank as presently in effect for the three (3) covered emeritus directors, to the same (but no greater) extent, and on the same terms, as the Company would be obligated thereunder in the absence of the Merger, provided that Acquiror agrees that such obligations include the provision of supplemental Medicare insurance coverage at no cost to said emeritus directors.

         SECTION 6.6 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.
In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries (including in his/her role as a fiduciary of the employee benefit plans of the Company or the Company Subsidiaries, if applicable) (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Company Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Acquiror shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel satisfactory to them; provided, however, that (A) Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Acquiror shall in all cases be obligated pursuant to this Section 6.6(a) to pay for only one firm of counsel for all Indemnified Parties, (C) Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Acquiror shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, provided that the failure to so notify shall not affect the obligations of the Acquiror under this Section 6.6 except to the extent such failure to notify materially prejudices the Acquiror.

         (b) The Surviving Corporation shall use its best efforts to purchase, and for a period of six (6) years after the Effective Time maintain in effect, directors and officers liability insurance coverage with respect to wrongful acts and/or omissions committed or allegedly committed by any of the officers or directors of the Company prior to the Effective Time ("D&O Coverage"). Such D&O Coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the aggregate annual coverage limit under the Company's existing directors' and officers' liability insurance policy, and in all other material respects shall be least comparable to such existing policy; provided, however, that in no event will the Surviving Corporation be required to expend, on an annual basis, as the cost of maintaining such D&O Coverage, more than the amount currently expended by the Company to procure its existing D&O Coverage (the "Maximum Premium"); and provided further, that if the Surviving Corporation is unable to obtain or maintain the D&O Coverage called for by this Section 6.6(b) for an amount equal to or less than the Maximum Premium, then the Surviving Corporation will nonetheless use its best efforts to procure and maintain as much comparable D&O Coverage as it can obtain for such Maximum Premium. Notwithstanding the foregoing, the Surviving Corporation, if it so elects, may satisfy its obligations under this Section 6.6(b) at any time by procuring one or more so-called "tail" or "runoff" policies of directors' and officers' liability insurance that insure against the risks that would be insured against by the D&O Coverage.

         (c) In the event the Acquiror or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Acquiror or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

         (d) In addition to the other indemnification obligations set forth in this Section 6.6, the Acquiror will fulfill the obligations to indemnify directors and officers of the Company contained in the Company Articles.

         (e) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         SECTION 6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Acquiror, and the Acquiror shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (b) any failure of the Company or the Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.8 PUBLIC ANNOUNCEMENTS. The Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except with agreement of the other or except as may be required by Law or any listing agreement with or rule of the market or exchange on which the securities of the Acquiror or the Company, as the case may be, are then traded.

         SECTION 6.9 DIVIDENDS. After the date of this Agreement, each of the Acquiror and the Company shall coordinate with the other the payment of dividends with respect to the Acquiror Common Stock and the Company Common Stock and the record and payment dates relating thereto, it being the intention of the parties hereto that the holders of Acquiror Common Stock and Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any single quarter with respect to their shares of Acquiror Common Stock and/or Company Common Stock or the shares of Acquiror Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

         SECTION 6.10 EXPENSES.

         (a) Except as otherwise provided in this Agreement, all Expenses (as defined below) incurred by the Acquiror and the Company shall be borne solely and entirely by the party which has incurred the same, except that, in the event this Agreement is terminated and the Merger is abandoned, the parties shall share equally in the out-of-pocket expenses relating to the printing of the Registration Statement and the Proxy Statement/Prospectus.

         (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement and the Stock Option Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby and thereby.

         SECTION 6.11 COMPANY REPURCHASE PROGRAM.

         Subsequent to execution of this Agreement and prior to the Effective Time the Company may, as permitted by law and in accordance with applicable regulations, repurchase up to 5% ( or a greater percentage with Acquiror approval) of the issued and outstanding shares of Company; provided, however, that the Company agrees to consult with Acquiror regarding the timing and amount of such repurchases prior to consummating them.

                       ARTICLE VII - CONDITIONS OF MERGER

         SECTION 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of the Acquiror or the Company, threatened by the SEC.

         (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

         (c) Regulatory Approvals. (i) The Merger shall have been approved by the applicable Regulatory Agencies; (ii) all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied; and (iii) all waiting periods relating to such approval shall have expired.

         (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

         SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE ACQUIROR. The obligations of the Acquiror to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement, without giving effect to any update to the Company Disclosure Schedule or notice to the Acquiror under
Section 4.5 or Section 6.7, shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole; but provided further, that solely for purposes of this clause, any such representations or warranties which are by their terms qualified or limited by the concept of "Material Adverse Effect" shall be deemed not to be so limited or qualified. Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Obtained. All Company Approvals and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except those for which failure to obtain such Company Approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by a government agency (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Acquiror or the Acquiror Subsidiaries of all or any portion of the business or assets of the Company, which in either case is reasonably likely to have a Material Adverse Effect on either the Company and the Company Subsidiaries taken as a whole or the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (e) Federal Tax Opinion. The Acquiror shall have received an opinion of Whyte Hirschboeck Dudek S.C., independent counsel to the Acquiror, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and accordingly that no gain or loss will be recognized by Company as a result of the Merger. In rendering such opinion, Whyte Hirschboeck Dudek S.C. may require and rely upon representations and covenants contained in certificates of officers of the Acquiror, the Company and others.

         (f) Comfort Letters. The Acquiror shall have received from KPMG, LLP the "comfort" letters referred to in Section 4.3.

         (g) No Material Adverse Changes. Since the date of this Agreement, there shall not have been any change in the financial condition, results of operations or business of the Company and the Company Subsidiaries, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole. For purposes of this Section 7.2(g) only, a Material Adverse Effect on the Company and the Company Subsidiaries shall be deemed to have been incurred if there has been (i) any reduction in the CAMELS (Capital, Assets, Management, Earnings, Liquidity and Sensitivity to Market Risk) composite rating of Company Bank to 3 or higher (i.e., 4 or 5) and/or (ii) any reduction in Company Bank's CRA (Community Reinvestment Act) rating to "substantial noncompliance" or worse. The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company with respect to the foregoing matters.

         (h) Loan Loss Reserves. The Acquiror shall be satisfied in its sole judgment as to the adequacy of the Company's Subsidiaries' reserves for possible loan losses as of the date of Closing to provide for possible losses on loans outstanding.

         SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Acquiror set forth in this Agreement, without giving effect to any notice to the Company under Section 5.4 or Section 6.7, shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, as though made on and as of the Effective Time; provided, however, that for purposes of this clause, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries taken as a whole; but provided further, that solely for purposes of this clause, any such representations or warranties which are by their terms qualified or limited by the concept of "Material Adverse Effect" shall be deemed not to be so limited or qualified. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer of the Acquiror to the foregoing effect.

         (b) Agreements and Covenants. The Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Acquiror, except where failure to obtain any consents, waivers, approvals, authorizations or orders required to be obtained or any filings required to be made would not have a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (d) Federal Tax Opinion. The Company shall have received an opinion of Michael, Best & Friedrich LLP, independent counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations, assumptions and the Acquiror's, Company's, and other certificates set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes:

                  (i) No gain or loss will be recognized by the Company as a result of the Merger;

                  (ii) No gain or loss will be recognized by those shareholders of the Company who receive Acquiror Common Stock solely in exchange for their shares of Company Common Stock;

                  (iii) The gain, if any, realized by those shareholders of the Company who receive Acquiror Common Stock and cash in exchange for their Company Common Stock will be recognized by each such shareholder (but in an amount not in excess of the amount of cash received) and no loss shall be recognized by such a shareholder on the exchange;

                  (iv) The basis of the Acquiror Common Stock received by the shareholders of the Company will, in each instance, be the same as the basis of the Company Common Stock surrendered in exchange therefor, decreased by the amount of cash received, and increased by the amount of cash that is treated as a dividend (if any), and increased by the amount of gain recognized on the exchange, not including any portion of that gain that is treated as a dividend; and

                  (v) The holding period of Acquiror Common Stock received by each shareholder of the Company in the Merger will include the holding period of Company Common Stock exchanged therefor, provided that such shareholder held such Company Common Stock as a capital asset within the meaning of Section 1221 of the Code on the Effective Time.

         In rendering such opinion, the Company's counsel may require and rely upon representations and covenants contained in certificates of officers of the Acquiror, the Company and others. The Acquiror and the Company agree to make such representations and covenants to the Company's counsel to facilitate the delivery of such opinion.

         (e) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by a government agency (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Acquiror or the Acquiror Subsidiaries of all or any portion of the business or assets of Company, which in either case is reasonably likely to have a Material Adverse Effect on either the Company and the Company Subsidiaries taken as a whole or the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (f) Fairness Opinion. The Company shall have received an updated opinion from William Blair & Company, L.L.C. as of the date of mailing of proxy materials to the Company's shareholders in connection with solicitation of proxies for approval of the Merger, which update opinion confirms their initial opinion as to the fairness, from a financial point of view, of the proposed consideration or the proposed exchange ratio, as the case may be, to the Company's shareholders (other than Acquiror) in the Merger.

         (g) No Material Adverse Changes. Since the date of this Agreement, there shall not have been any change in the financial condition, results of operations or business of the Acquiror and Acquiror Subsidiaries, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect on the Acquiror and the Acquiror Subsidiaries, taken as a whole.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 TERMINATION.

         (a) This Agreement may be terminated at any time prior to the Effective
Time:

                  (i) by mutual consent of the Acquiror and the Company by a vote of a majority of the members of the entire Boards of Directors of the Acquiror and the Company;

                  (ii) by either the Acquiror or the Company if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

                  (iii) by either the Company or the Acquiror (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty is qualified by a standard of materiality, such statement, as so qualified, shall have been breached) of any representation, warranty, covenant or agreement on the part of Company, on the one hand, or the Acquiror, on the other hand, set forth in this Agreement, or (B) if any representation or warranty of the Company, on the one hand, or the Acquiror, on the other hand, shall be discovered to have become untrue in any material respect, (except that where any statement in a representation or warranty is qualified by a standard of materiality, such statement, as so qualified, shall have become untrue in any respect) in either case which breach or other condition has not been cured within 30 business days following receipt by the non-terminating party of notice of such breach or other condition, or which breach by its nature, cannot be cured prior to the Effective Time; provided, however, neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(a)(iii)unless the breach of any representation or warranty (but not breaches of covenants or agreements), together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of a representation or warranty by the Company) or Section 7.3(a) (in the case of a breach of a representation or warranty by the Acquiror); and, provided further that this Agreement may not be terminated pursuant to this clause (iii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

                  (iv) by the Company upon ten days' prior written notice to the Acquiror if, as a result of an unsolicited Takeover Proposal (as defined in Section 4.2(e)) by a party other than the Acquiror or its affiliates, the Board of Directors of the Company determines in good faith (A) after consultation with an outside financial advisor, that such Takeover Proposal (if consummated in accordance with its terms) would be more favorable to the Company's shareholders than the Merger (a "Superior Proposal"), and (B) after consultation with and receipt of advice from outside counsel, that its failure to accept such Superior Proposal could reasonably be deemed to constitute a breach of its fiduciary obligations under applicable Law; provided, however, that, prior to any such termination, the Company (after disclosing to the Acquiror the identity of the party making the Takeover Proposal and the financial terms thereof) shall, and shall cause its financial and legal advisors to, negotiate with the Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms;

                  (v) by the Company or by the Acquiror if as a result of the failure of the Company to receive an updated fairness opinion as of the date of mailing the Proxy Statement/Prospectus (as contemplated by Section 7.3(f) hereof), the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so;

                  (vi) by Acquiror if (A) except under the circumstances described in Subsection 8.1(a)(v) above, the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so, (B) any person (other than Acquiror) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of the Company Common Stock, (C) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so, or
         (D) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

                  (vii) by either the Acquiror or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

                  (viii) by either the Acquiror or the Company if the Merger shall not have been consummated by March 31, 2002;

                  (ix) by either the Acquiror or the Company if any Regulatory Agency has denied approval of the Merger, and if such denial has become final and nonappealable; or

                  (x) by the Company or the Acquiror pursuant to Section 1.6(e) hereof.

         SECTION 8.2 EFFECT OF TERMINATION.

         (a) In the event of the termination of this Agreement pursuant to
Section 8.1, this Agreement shall forthwith become void and all rights and obligations of any party hereto shall cease except: (i) as set forth in Section
9.1 of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement or shall restrict either party's rights in the case thereof.

         (b) Notwithstanding any provision in this Agreement to the contrary, if
(i) this Agreement is terminated by the Company or Acquiror pursuant to Section 8.1(a)(ii) or (a)(v) and a Takeover Proposal existed between the date of this Agreement and the date of the Company's shareholder meeting to approve the Merger (or the date of the action by the Company's Board of Directors pursuant to Section 8.1(a)(v)), and concurrently with or within twelve months after any such termination, a Third Party Acquisition Event (as defined below) occurs or the Company shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event, (ii) this Agreement is terminated by the Company pursuant to
Section 8.1(a)(iv), or (iii) this Agreement is terminated by Acquiror pursuant to Section 8.1(a)(vi), then, in each case, the Company shall pay to Acquiror a fee (the "Termination Fee") of One Million Dollars ($1,000,000) in cash, such payment to be made promptly, but in no event later than, in the case of clause
(i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clauses (ii) or (iii), such termination.

         (c) As used in this Agreement, a "Third Party Acquisition Event" involving the Company means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act), other than Acquiror or any affiliate thereof ("Third Party"), acquires (or would acquire upon completion of such transaction or series of transactions) more than twenty percent (20%) of the equity securities or voting power of the Company or any Company Subsidiary, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving the Company or any Company Subsidiary pursuant to which any person other than Acquiror acquires ownership (or would acquire ownership upon consummation of such merger, consolidation, share exchange or other business combination) of more than twenty percent (20%) of the outstanding equity securities or voting power of the Company or any Company Subsidiary or of the entity surviving such merger or business combination or resulting from such consolidation, (iii) any other transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of assets of the Company or any Company Subsidiary (including, for this purpose, outstanding equity securities of subsidiaries of such party) having a fair market value equal to more than twenty percent (20%) of the fair market value of all the consolidated assets of the Company immediately prior to such transaction or series of transactions, or
(iv) any transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of the Board of Directors of the Company or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the Board of Directors of the Company.

         SECTION 8.3 TERMINATION BY ACQUIROR IN BREACH. If the Acquiror terminates this Agreement otherwise than in accordance with its rights to do so under Section 8.1, or fails to consummate the Merger in breach of its obligations under this Agreement to do so, then the Company shall be entitled to recover from the Acquiror, as liquidated damages and in lieu of any and all other rights or remedies the Company may have against the Acquiror, the sum of One Million Dollars ($1,000,000).

         SECTION 8.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made without further approval of such shareholders which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,

(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                         ARTICLE IX - GENERAL PROVISIONS

         SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Article VIII, except that the agreements set forth in Article I and Sections 5.8, 5.10, 5.11, 6.4, 6.5, and 6.6 shall survive the Effective Time and those set forth in Sections 4.4(b), 6.10, 8.2(b), 8.3 and Article IX hereof shall survive termination indefinitely.

         SECTION 9.2 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement (including, without limitation, the provisions contained in each of Sections 1.6, 4.4(b), 5.8, 5.10, 6.4, 6.5, and 6.6 of this Agreement) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 9.3 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be effective upon receipt:

         (a) If to the Acquiror:

                  Anchor BanCorp Wisconsin Inc.
                  25 West Main Street
                  Madison, Wisconsin 53703
                  Attention: Douglas J. Timmerman, Chairman of the Board,
                             President and Chief Executive Officer
                  Facsimile No.: (608) 252-8783

                  With a copy to:

                  Whyte Hirschboeck Dudek S.C.
                  Suite 2100
                  111 East Wisconsin Avenue
                  Milwaukee, Wisconsin 53202
                  Attention: John F. Emanuel and Andrew J. Guzikowski Facsimile No.: (414) 223-5000

         (b) If to the Company:

                  Ledger Capital Corp.
                  5555 North Port Washington Road
                  Glendale, Wisconsin 53217
                  Attention: James D. Smessaert, Chairman of the Board,
                             President and Chief Executive Officer
                  Facsimile No.: (414) 290-7979

                  With a copy to:

                  Michael Best & Friedrich,LLP
                  100 E. Wisconsin Ave., #3300
                  Milwaukee, WI 53202-4108
                  Attention: W. Charles Jackson, Esq.
                  Facsimile No.: (414) 277-0656


         SECTION 9.4 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "Material Adverse Effect" means, with respect to the Acquiror or the Company, as the case may be, any effect that (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Acquiror and the Acquiror Subsidiaries taken as a whole or to the Company and the Company Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of the Acquiror or the Company to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) actions contemplated by this Agreement, (B) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (C) changes in generally accepted accounting principles ("GAAP") that are generally applicable to the banking or savings industries, (D) expenses incurred in connection with the transactions contemplated hereby, and (E) changes attributable to or resulting from changes in general economic conditions affecting banks, savings institutions or their holding companies generally, including changes in the prevailing level of interest rates.

         (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

         (f) "subsidiary" or "subsidiaries" of the Company, the Acquiror, the Surviving Corporation, or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, the Acquiror, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 9.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.7 ENTIRE AGREEMENT. This Agreement (including the agreements contemplated hereby) and the written confidentiality agreement in effect between the parties constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 9.8 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that the Acquiror may assign all or any of its rights hereunder and thereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         SECTION 9.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) Section 1.5 (which is intended to be for the benefit of the directors of the Company and may be enforced by such persons),
(b) Section 6.6 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties), (c)

Sections 5.8, 6.4, and 6.5 (which are intended to be for the benefit of the directors, officers and employees of the Company and the Company Subsidiaries and may be enforced by such persons), and (d) Section 5.10 (which is intended for the benefit of affiliates of the Company and may be enforced by such persons).

         SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       ANCHOR BANCORP WISCONSIN INC.


                                       By:
                                          --------------------------------------
                                          Douglas J. Timmerman
                                          President and Chief Executive Officer


                                       LEDGER CAPITAL CORP.


                                       By:
                                          --------------------------------------
                                          James D. Smessaert
                                          President and Chief Executive Officer

                                    EXHIBIT A



                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of June 15, 2001 (the "Option Agreement"), between Anchor BanCorp Wisconsin Inc., a Wisconsin corporation ("Acquiror"), and Ledger Capital Corp., a Wisconsin Corporation (the "Company").

         WHEREAS, simultaneously with the execution and delivery of this Option Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for the merger of the Company with and into Acquiror;

         WHEREAS, as a condition to Acquiror's willingness to enter into the Merger Agreement, Acquiror has requested that the Company grant to Acquiror an option to purchase up to 484,991 authorized and unissued shares of Company Common Stock (as defined below), upon the terms and subject to the conditions hereof; and

         WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, the Company has agreed to grant Acquiror the requested option.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Any terms not specifically defined herein shall, if defined in the Merger Agreement, have the definition provided therein.

         SECTION 2. THE OPTION; EXERCISE; ADJUSTMENTS.

         (a) The Company hereby grants to Acquiror an irrevocable option (the "Option") to purchase from time to time up to 484,991 authorized and unissued shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), upon the terms and subject to the conditions set forth herein (the "Optioned Shares"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the then issued and outstanding shares of Company Common Stock. Subject to the conditions set forth in Section 3(a), the Option may be exercised by Acquiror in whole or from time to time in part, at any time after the date hereof and prior to the termination of the Option in accordance with Section 20.

         (b) In the event Acquiror wishes to exercise the Option (an "Exercise"), Acquiror shall send a written notice to the Company (the "Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than 20 business days and not earlier than two business days from the date such Exercise Notice is given) for the closing of such purchase (the "Closing Date"). Acquiror may revoke an Exercise at any time prior to the Closing Date by written notice to the Company.

         (c) Certificates for Company Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STOCK OPTION AGREEMENT DATED AS OF JUNE 15, 2001, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER UPON REQUEST.

It is understood and agreed that the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Acquiror shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such legend is not required for purposes of the 1933 Act. In addition, such certificates shall bear any other legend as may be required by law or this Agreement.

         (d) In the event of any change in Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number and type of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) shall be appropriately adjusted. In the event that any additional shares of Company Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement), the number of Optioned Shares subject to the Option shall be adjusted so that, after such issuance, it equals (but does not exceed) 19.9% of the number of shares of Company Common Stock then issued and outstanding and 19.9% of the voting power of shares of capital stock of the Company then issued and outstanding, provided, however, that such percentage (and the corresponding number of shares) shall be reduced to the extent necessary (but only to such extent) to (i) cause the Company not to violate (or to have violated) any requirement imposed by NASDAQ (as hereinafter defined) to obtain approval of its shareholders prior to entering into this Option Agreement; and (ii) cause Acquiror not to violate (or to have violated) any requirement imposed by federal or state banking laws to which the Company is subject to obtain approval of federal or state regulators, or both, before crossing any threshold ownership level with respect to the Company Common Stock.

         SECTION 3. CONDITIONS TO EXERCISE OF OPTION AND DELIVERY OF OPTIONED SHARES.

         (a) Acquiror's right to exercise the Option is subject to the following conditions:

                  (i) No material breach by Acquiror of any of its obligations under the Merger Agreement shall have occurred and be continuing;

                  (ii) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the Exercise shall be in effect;

                  (iii) (A) A Third Party Acquisition Event shall have occurred, or (B) the Company shall have entered into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event, or (C) the Merger Agreement shall have been terminated by the Company or Acquiror pursuant to Section 8.1(a)(ii) or (a)(v) thereof and a Takeover Proposal existed between the date of this Agreement and the date of the Company Shareholders' Meeting (or the date on which the Merger Agreement was terminated under Section 8.1(a)(v)), or (D) the Merger Agreement shall have been terminated by the Company pursuant to Section 8.1(a)(iv) thereof, or (E) the Merger Agreement shall have been terminated by Acquiror pursuant to Section 8.1(a)(vi) thereof; and

                  (iv) This Option Agreement and the Option shall not have terminated pursuant to Section 20.

         (b) Acquiror's obligation to purchase the Optioned Shares following the Exercise, and the Company's obligation to issue and deliver the Optioned Shares, are subject to the condition that no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect.

         SECTION 4. EXERCISE PRICE FOR OPTIONED SHARES. At any Closing Date, the Company will deliver to Acquiror a certificate or certificates representing the Optioned Shares in the denominations designated by Acquiror in its Exercise Notice and Acquiror will purchase the Optioned Shares from the Company at a price per Optioned Share equal to $15.00 (the "Exercise Price"), payable in cash by wire transfer of federal funds to a bank designated by the Company or a check payable in immediately available funds. After payment of the Exercise Price for the Optioned Shares covered by the Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Exercise Notice as of the date such Exercise Notice is given to the Company.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Acquiror that:

         (a) the execution and delivery of this Option Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Option Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

         (b) the Company has taken all necessary corporate action to authorize and reserve, and at all times from the date hereof through the termination of this Option Agreement in accordance with its terms will have reserved, the Optioned Shares for issuance upon exercise of the Option, and the Optioned Shares, when issued and delivered by the Company to Acquiror upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law ("WBCL")) and free of preemptive rights;

         (c) subject to Section 9, the execution and delivery of this Option Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with the Company's Articles of Incorporation, as amended, or By-Laws, or result in the acceleration or termination of, or constitute a default under, any indenture, license, approval, agreement, understanding or other instrument, or any statute, rule, regulation, judgment, order or other restriction binding upon or applicable to the Company or any of its subsidiaries or any of their respective properties or assets;

         (d) the Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has all requisite corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby; and

         (e) the Company has taken or will take all appropriate actions so that the restrictions on business combinations contained in Section 180.1141 of the WBCL will not apply with respect to or as a result of the transactions contemplated hereby.

         SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees:

         (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock so that the Option may be exercised without additional authorization of Company Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock;

         (b) that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company;

         (c) to take all action as may from time to time be required in order to permit Acquiror to exercise the Option and duly and effectively to issue shares of Company Common Stock pursuant hereto; and

         (d) to take all action provided herein or as may otherwise be appropriate to protect the rights of Acquiror hereunder against dilution.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror represents and warrants to the Company that:

         (a) the execution and delivery of this Option Agreement by Acquiror and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and this Option Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding agreement of Acquiror; and

         (b) Acquiror is acquiring the Option and, if and when it exercises the Option, will be acquiring the Optioned Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the 1933 Act, and will not sell or otherwise dispose of the Optioned Shares except pursuant to an effective registration statement under the 1933 Act or a valid exemption from registration under the 1933 Act (including, without limitation, the "safe harbor" provisions of Rule 144 thereunder, if applicable).

         SECTION 8. THE CLOSING. Any closing hereunder shall take place on the Closing Date specified by Acquiror in its Exercise Notice pursuant to Section 2 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 3(b) are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree. At such closing, simultaneously with the delivery of immediately available funds as provided in Section 4, the Company shall deliver to Acquiror a certificate or certificates representing the number of shares of Company Common Stock purchased by Acquiror, which shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except as provided by Section 180.0622(2)(b) of the WBCL, and Acquiror shall be deemed to be the holder of record of such shares, notwithstanding that the stock transfer books of the Company may then be closed. The Company shall pay its out-of-pocket expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 8 in the name of Acquiror. If the Option should be exercised in part only, the Company shall also deliver to Acquiror a new Option evidencing the rights of Acquiror to purchase the balance of the shares purchasable hereunder.

         SECTION 9. FILINGS RELATED TO OPTIONED SHARES.

         (a) The Company will make such filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. as are required by the Exchange Act in connection with the execution and delivery of this Option Agreement (including, without limitation, a Form 8-K).

         (b) The Acquiror will make such filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. as are required by the Exchange Act in connection with the execution and delivery of this Option Agreement (including, without limitation, a Schedule 13D and a Form 3).

         (c) If Company Common Stock or any other securities to be acquired upon exercise of the Option are then listed on NASDAQ or on a national securities exchange, the Company, upon the request of Acquiror, will promptly file a notice of issuance (or other required notice or application) to cause such Company Common Stock or other securities to be approved for trading on NASDAQ, or will file an application to list such shares of Company Common Stock or other securities on such national securities exchange, as the case may be, and will use its reasonable efforts to obtain approval thereof as soon as practicable.

         SECTION 10. REGISTRATION RIGHTS.

         (a) If, after exercise of the Option by Acquiror, the Company effects any registration or registrations of shares of Company Common Stock under the 1993 Act for its own account or for any other shareholder of the Company (other than a registration on Form S-4, Form S-8 or any successor forms), it will allow Acquiror to participate (on the same terms as any other participant) in such registration or registrations with respect to any or all of the Optioned Shares that are then beneficially owned by Acquiror (the "Registrable Securities"), subject to any currently-existing priority registration rights granted to existing holders of Company Common Stock; provided, however, that if the managing underwriters in such offering (if any) advise the Company that, in their written opinion, the number of Registrable Securities requested by Acquiror to be included in such registration exceeds the number of shares of Company Common Stock which can be sold in such offering, the Company may exclude from such registration all or a portion, as may be appropriate, of the Registrable Securities requested for inclusion by Acquiror. The Company shall provide Acquiror with written notice of its intent to effect any registration described in this paragraph 10(a). Within ten (10) business days of receipt of such notice from Company, Acquiror shall in writing request that a specified number of the Registrable Securities be included in the registration (the "Piggyback Registration Notice"). In the event that Acquiror fails to provide the Piggyback Registration Notice, Acquiror's rights with respect to participation in such registration shall lapse. The Company reserves the right, in its sole discretion, to terminate at any time a registration referred to in this Section 10(a).

         (b) In addition to the rights provided pursuant to Section 10(a) hereof, at any time after the exercise of the Option, Acquiror may, by written notice to the Company (the "Demand Registration Notice"), request the Company to register under the 1933 Act all or any part of the Registrable Securities. Unless the Company otherwise consents in writing, any Demand Registration under this Section 10(b) shall be effected by a fully-underwritten, firm commitment public offering by underwriters selected by the Company and acceptable to Acquiror.

         (c) Upon any demand for registration under the preceding Sections 10(a) or (b), the Company shall have the option exercisable by written notice delivered to Acquiror within thirty (30) business days after the receipt of the Demand Registration Notice, irrevocably to agree to purchase all but not fewer than all of the Registrable Securities proposed to be so sold, for cash at a price equal to the product of (i) the number of Registrable Securities to be so purchased by the Company and (ii) the Fair Market Value (as defined below) of a share of such Registrable Securities. As used herein, the "Fair Market Value" of any share of Registrable Securities shall be equal to the greater of (x) the highest price (in cash or fair market value of securities or other property) per share of Company Common Stock paid or to be paid within 12 months preceding the date on which the Demand Registration Notice is received by the Company for any shares of Company Common Stock beneficially owned by any Person who shall have acquired or become the beneficial owner of 20% or more of the outstanding shares of Company Common Stock after the date hereof or (y) the average of the last reported sales prices on NASDAQ of the Company Common Stock during the five trading days immediately preceding the date on which the Demand Registration Notice is received by the Company.

         (d) Any purchase of Registrable Securities by the Company under Section 10(c) shall take place at a closing to be held at the principal executive offices of the Company or at the offices of its counsel at any reasonable date and time designated by the Company in such notice within ten (10) business days after delivery of such notice, and payment of the purchase price for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

         (e) If the Company does not elect to exercise its option pursuant to
Section 10(c) with respect to all Registrable Securities in connection with a demand for registration pursuant to Section 10(b) hereof, it shall use its reasonable efforts to effect and keep current a registration under the 1933 Act of the Registrable Securities proposed to be sold. The Company will use its reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of sixty
(60) days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect the sale or other disposition of the Registrable Securities; provided, however, that:

                  (i) Acquiror shall not be entitled to demand more than one (1) effective registration statement pursuant to Section 10(b), and

                  (ii) the Company will not be required to file any such registration statement during any period of time (not to exceed 120 days after such request in the case of clauses (A) and (B) below or 180 days in the case of clause (C) below) when:

                           (A) the Company is in possession of material
                  non-public information which it believes would be detrimental to be or legally prohibited from being disclosed at such time and, in the opinion of counsel to the Company, such information would be required to be disclosed if a registration statement were filed at that time;

                           (B) the Company is required under the 1933 Act to
                  include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

                           (C) the Company determines, in its sole discretion,
                  that such registration would interfere with any financing, acquisition or other material transaction involving the Company or any of its affiliates.

         (f) Company shall use its reasonable efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or "blue sky" laws of such jurisdictions as Acquiror may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Company shall not, by reason of this provision, be required to qualify to do business in, or consent to general service of process in any jurisdiction in which the Company is not otherwise qualified.

         (g) The registration rights set forth in this Section 10 are subject to the condition that Acquiror shall provide the Company with information with respect to the Registrable Securities, the plans for the distribution thereof, and such other information with respect to the holders thereof as, in the judgment of counsel for the Company, is necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

         (h) A registration effected under this Section 10 shall be effected at the Company's expense, except for (i) underwriting discounts and commissions and brokers' fees (which, in the case of a Piggyback Registration, shall be apportioned pro-rata among the Registrable Securities and such other securities as are covered by such registration), and (ii) the fees and expenses of counsel and other advisors to Acquiror, and, if the registration is effected pursuant to
Section 10(a) or Section 10(b) hereof, the Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

         (i) In connection with any registration effected under this Section 10, the parties agree:

                  (A) to indemnify each other and the underwriters, if any, in the customary manner,

                  (B) to enter into an underwriting agreement if the offering is an underwritten offering in form and substance customary for transactions of such type with the underwriters participating in such offering, and

                  (C) to take all reasonable further actions which shall be reasonably necessary to effect such registration and sale (including, if the managing underwriter, if any, reasonably deems it necessary, participating in road-show presentations).

         SECTION 11. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Option Agreement, except as otherwise provided in Section 10 or as specified in the Merger Agreement.

         SECTION 12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 13. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telecopier (and also confirmed in, writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         (a) if to Acquiror, to:

                  Anchor BanCorp Wisconsin Inc.
                  25 West Main Street
                  Madison, Wisconsin 53703
                  Attention: Douglas J. Timmerman, Chairman of the Board,
                             President and Chief Executive Officer
                  Facsimile No.: (608) 252-8783


                  with a copy to:

                  Whyte Hirschboeck Dudek S.C.
                  111 East Wisconsin Avenue
                  Suite 2100
                  Milwaukee, WI 53202
                  Attention: John F. Emanuel, Esq.
                             Andrew J. Guzikowski, Esq.
                  Facsimile No.: (414) 223-5000

         (b) if to the Company, to:

                  Ledger Capital Corp.
                  5555 North Port Washington Road
                  Glendale, Wisconsin 53217
                  Attention: James D. Smessaert, Chairman of the Board,
                             President and Chief Executive Officer
                  Facsimile No.: (414) 290-7979

                  with a copy to:

                  Michael Best & Friedrich, LLP
                  100 East Wisconsin Avenue, #3300
                  Milwaukee, WI 53202-4108
                  Attention: W. Charles Jackson, Esq.
                  Facsimile No.: (414) 277-0656

         SECTION 14. PARTIES IN INTEREST. This Option Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any Person other than Acquiror or the Company, or their permitted successors or assigns, any rights or remedies under or by reason of this Option Agreement.

         SECTION 15. ENTIRE AGREEMENT; AMENDMENTS. This Option Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Option Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought. Capitalized terms not otherwise defined in this Option Agreement shall have the meanings ascribed to them in the Merger Agreement.

         SECTION 16. ASSIGNMENT. No party to this Option Agreement may assign any of its rights or delegate any of its obligations under this Option Agreement (whether by operation of law or otherwise) without the prior written consent of the other party hereto.

         SECTION 17. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Option Agreement.

         SECTION 18. COUNTERPARTS. This Option Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

         SECTION 19. GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of laws thereof.

         SECTION 20. TERMINATION. This Option Agreement and the Option shall terminate upon the earlier of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with its terms; provided, however that (x) in the case of a termination of the Merger Agreement by Acquiror or the Company pursuant to Section 8.1(a)(ii) or (a)(v) of the Merger Agreement, if a Takeover Proposal existed between the date hereof and the date of the Company Shareholders' Meeting, this Option Agreement and the Option shall terminate on the first anniversary of such termination of the Merger Agreement, (y) in the case of a termination by the Company pursuant to Section 8.1(a)(iv) of the Merger Agreement, this Option Agreement and the Option shall terminate on the earlier of the first anniversary of such termination of the Merger Agreement or the date of consummation of the Superior Proposal contemplated thereby, and (z) in the case of a termination by Acquiror pursuant to Section 8.1(a)(vi) of the Merger Agreement, this Option Agreement and the Option shall terminate on the first anniversary of such termination.

         SECTION 21. SEVERABILITY. If any term or other provision of this Option Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Option Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Option Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Option Agreement may be consummated as originally contemplated to the fullest extent possible.



                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, Acquiror and the Company have caused this Option Agreement to be duly executed and delivered on the day and year first above written.



                                       ANCHOR BANCORP WISCONSIN INC.


                                       By:
                                          --------------------------------------
                                          Douglas J. Timmerman
                                          President and Chief Executive Officer


                                       LEDGER CAPITAL CORP.


                                       By:
                                          --------------------------------------
                                          James D. Smessaert
                                          President and Chief Executive Officer

                                    EXHIBIT B


              AVERAGE PRICE RATIO AS OF THE DATE OF THIS AGREEMENT


         Pursuant to Section 1.6, the Average Price Ratio as of the date of this Agreement, June 15, 2001, equals (x) the average of the closing prices of Acquiror Common Stock as reported on the NASDAQ Stock Market for May 10, 2001 through June 7, 2001, over (y) the average of the SNL Midwest Thrift Stock Index for May 10, 2001 through June 7, 2001.

Average closing price of Acquiror Common Stock 5/10/2001 - 6/7/2001:    15.210
                                                                      --------
Average of the SNL Midwest Thrift Stock Index 5/10/2001 - 6/7/2001:    594.215

Average Price Ratio as of June 15, 2001:                              0.025597

                                    EXHIBIT C

                                 ARTHUR THOMPSON

                STATEMENT OF BENEFITS AND ACQUIROR'S OBLIGATIONS

  (Created Pursuant to Section 6.5 of the Agreement and Plan of Merger by and Between Ledger Capital Corp. and Anchor Bancorp, dated June 15, 2001)


         This Statement of Benefits is created pursuant to Section 6.5 of the Agreement and Plan of Merger By and Between Ledger Capital Corp. and Anchor Bancorp dated June 15, 2001 (the "Merger Agreement") to identify certain of the payments to be made and benefits to be provided by the Acquiror or Acquiror Bank (as successors to the Company and the Company Bank) to Arthur Thompson ("Executive"), under her Employment Agreement dated December 30, 1993 ("Employment Agreement") and the Merger Agreement, in connection with the consummation of the transactions contemplated by the Merger Agreement (the "Merger"), and the termination of the Executive's employment or the termination of her Employment Agreement. Any terms used in this Statement of Benefits which are not specifically defined herein shall be defined as they are in the Merger Agreement.

         The Executive shall be entitled to the following payments and benefits in connection with or following the Merger:

         1. MRP Shares. Executive currently holds 3,824 shares acquired through the Company Management Recognition and Retention Plan, which are fully vested and will be converted into Acquiror Common Stock or cash in the same manner as other shares of Company Common Stock are converted pursuant to the Merger Agreement.

         2. Options. Executive currently holds options with respect to a total of 41,624 shares which shall all be fully vested upon the consummation of the Merger. Such options shall be converted into options with respect to Acquiror Common Stock in accordance with Section 5.8 of the Merger Agreement. The following schedule identifies the grant date of each option, the exercise price, the expiration date, the number of shares to which the option is subject, and the type of option (ISO or NSO).

              No. of Shares  Date of Grant           Option Price      Type of Option     Expiration Date
              -------------  -------------           ------------      --------------     ---------------
                     31,624  12/30/93                      $ 4.00           ISO           12/30/03
                      2,000  8/1/95                        $ 7.25           NSO           7/12/06
                      2,000  7/12/96                       $ 7.38           NSO           7/12/06
                      2,000  6/26/98                       $14.63           NSO           6/26/08
                      2,000  6/25/99                       $11.38           NSO           6/25/09
                      2,000  8/22/00                       $ 9.75           NSO           8/22/10

         All options with respect to Company Common Stock shall become options with respect to Acquiror Common Stock and the exercise price and number of shares subject to the options shall be adjusted as provided in Section 5.8 of the Merger Agreement. All options shall continue to be subject to the terms of the Ledger Capital Corp. 1993 Incentive Stock Option Plan as amended, except as otherwise provided in the Merger Agreement.

         3. Cash Payment at Closing. Executive shall be entitled to a lump sum cash payment pursuant to the termination of the Executive's Employment Agreement with Company Bank. For purposes of Executive's Employment Agreement with the Company Bank, Executive shall be deemed to have terminated after a Change in Control and shall receive the payments and benefits determined under Section 5(vii) of the Executive's Employment Agreement with the Company Bank. The Executive shall receive the Executive's base salary payments through the Effective Time of the Merger (and thereafter to the extent and for so long as she remains employed by Acquiror or Acquiror Bank), and shall receive a pro rata payment under the Company Bank's Management Incentive Plan for the year of the Merger. Executive will also be entitled to receive a payout, as of the date on which her employment actually terminates, of any accrued paid time off.

         The amount to be paid to Executive, at the Effective Time, under
Section 5(vii)(A) of her Employment Agreement, shall be equal to the lesser of
(i) the amount determined under said Section 5(vii)(A) or (ii) the amount determined under Section 6 of her Employment Agreement. The amount determined under Section 6 of the Executive's Employment Agreement will be determined prior to the Effective Time by the Company's accountants with the concurrence of the Acquiror, in the manner specified therein. Based upon the information provided by the Company to the Acquiror and calculations performed by the Company's accountants, and subject to verification of the correctness of such information and calculations and to concurrence by the Acquiror in the methodology of calculations relating to IRC ss.280G, it is current expected that the amount of this cash payment will be approximately $316,579. Such estimate is based on, among other things, the assumptions that the present value, for IRC ss.280G purposes, of Executive's extended welfare benefits will be approximately $31,810, for 401(k) contributions will be $0, and for the acceleration of options held by the Executive will be approximately $6,421. The amount of the payment will change if and to the extent that any of such amounts ultimately change. It is also understood that the calculations by which these amounts are derived are dependent in part upon the date on which the Effective Time occurs and on the value of the Company's stock at that time. Acquiror acknowledges that the value of the extended welfare benefits will be calculated over a 36 month period as in the calculations performed by the Company's accountants. The parties have agreed that the Executive's "current compensation" for purposes of
Section 5(vii)(A) of his Employment Agreement with the Company Bank will be based upon compensation for calendar year 2000, inclusive of bonus for that year which was paid in 2001.

         In the event it is finally determined that any amount paid to Executive hereunder would constitute a parachute payment under Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, Executive shall be required to repay to Acquiror the amount of such payment causing such parachute payment treatment.

         Payments to the Executive shall be subject to withholding where applicable.

         Executive's right to receive the payments described in this Section 1 shall be conditioned upon and subject to her execution of a termination agreement and release in form and substance reasonably acceptable to the Acquiror, under which she acknowledges the termination of her Employment Agreement and releases the Company, the Company Bank, the Acquiror and the Acquiror Bank from any further liability thereunder.

         4. Benefit Plan Coverage. Executive (and Executive's spouse and dependents where applicable) will receive coverage under Acquiror's group health plan, group dental plan, and group life and AD&D plan (the "Group Plans") at Acquiror's expense, from and after the Effective Time for a period of 36 months. In lieu of such coverage under the Group Plans, Acquiror may pay the Executive the present value of such benefits.

         5. Qualified Retirement Plans. Executive shall be entitled to receive any and all benefits to which she may be entitled pursuant to the terms of any tax qualified retirement plans maintained by the Company or the Company Bank prior to the Merger, in accordance with the terms of all such plans, as and to the extent (if any) modified pursuant to the terms of the Merger Agreement. Executive shall be entitled to participate in any employer contributions made for the current plan year of such plans based on her compensation to the Effective Time.

         This schedule is intended to summarize all benefits and payments to be provided to Executive by Acquiror and Acquiror's Subsidiaries in connection with the Merger other than Executive's right to indemnification under Section 6.6 of the Merger Agreement

                                    EXHIBIT C

                                SHELLY OLEJNICZAK

                STATEMENT OF BENEFITS AND ACQUIROR'S OBLIGATIONS

  (Created Pursuant to Section 6.5 of the Agreement and Plan of Merger by and Between Ledger Capital Corp. and Anchor Bancorp, dated June 15, 2001)


         This Statement of Benefits is created pursuant to Section 6.5 of the Agreement and Plan of Merger By and Between Ledger Capital Corp. and Anchor Bancorp dated June 15, 2001 (the "Merger Agreement") to identify certain of the payments to be made and benefits to be provided by the Acquiror or Acquiror Bank (as successors to the Company and the Company Bank) to Shelly Olejniczak ("Executive"), under her Employment Agreement dated June 27, 2000 ("Employment Agreement") and the Merger Agreement, in connection with the consummation of the transactions contemplated by the Merger Agreement (the "Merger"), and the termination of the Executive's employment or the termination of her Employment Agreement. Any terms used in this Statement of Benefits which are not specifically defined herein shall be defined as they are in the Merger Agreement.

         The Executive shall be entitled to the following payments and benefits in connection with or following the Merger:

         1. MRP Shares. Executive currently holds no shares acquired through the Company Management Recognition and Retention Plan.

         2. Options. Executive currently holds options with respect to a total of 1,000 shares which shall all be fully vested upon the consummation of the Merger. Such options shall be converted into options with respect to Acquiror Common Stock in accordance with Section 5.8 of the Merger Agreement. The following schedule identifies the grant date of each option, the exercise price, the expiration date, the number of shares to which the option is subject, and the type of option (ISO or NSO).

              No. of Shares  Date of Grant           Option Price      Type of Option     Expiration Date
              -------------  -------------           ------------      --------------     ---------------
                        500  6/25/99                       $11.38           NSO           6/25/09
                        500  8/22/00                       $ 9.75           NSO           8/22/00

         All options with respect to Company Common Stock shall become options with respect to Acquiror Common Stock and the exercise price and number of shares subject to the options shall be adjusted as provided in Section 5.8 of the Merger Agreement. All options shall continue to be subject to the terms of the Ledger Capital Corp. 1993 Incentive Stock Option Plan as amended, except as otherwise provided in the Merger Agreement.

         3. Cash Payment at Closing. Executive shall be entitled to a lump sum cash payment pursuant to the termination of the Executive's Employment Agreement with Company

Bank. For purposes of Executive's Employment Agreement with the Company Bank, Executive shall be deemed to have terminated after a Change in Control and shall receive the payments and benefits determined under Section 5(vii) of the Executive's Employment Agreement with the Company Bank. The Executive shall receive the Executive's base salary payments through the Effective Time of the Merger (and thereafter to the extent and for so long as she remains employed by Acquiror or Acquiror Bank), and shall receive a pro rata payment under the Company Bank's Management Incentive Plan for the year of the Merger. Executive will also be entitled to receive a payout, as of the date on which her employment actually terminates, of any accrued paid time off.

         The amount to be paid to Executive, at the Effective Time, under
Section 5(vii)(A) of her Employment Agreement, shall be equal to the lesser of
(i) the amount determined under said Section 5(vii)(A) or (ii) the amount determined under Section 6 of her Employment Agreement. The amount determined under Section 6 of the Executive's Employment Agreement will be determined prior to the Effective Time by the Company's accountants with the concurrence of the Acquiror in the manner specified therein. Based upon the information provided by the Company to the Acquiror and calculations performed by the Company's accountants, and subject to verification of the correctness of such information and calculations and to concurrence by the Acquiror in the methodology of calculations relating to IRC ss.280G, it is current expected that the amount of this cash payment will be approximately $204,985. Such estimate is based on, among other things, the assumptions that the present value, for IRC ss.280G purposes, of Executive's extended welfare benefits will be approximately $22,663 and for 401(k) contributions will be approximately $2,151. The amount of the payment will change if and to the extent that any of such amounts ultimately change. It is also understood that the calculations by which these amounts are derived are dependent in part upon the date on which the Effective Time occurs. Acquiror acknowledges that the value of the extended welfare benefits will be calculated over a 36 month period as in the calculations performed by the Company's accountants. The parties have agreed that the Executive's "current compensation" for purposes of Section 5(vii)(A) of his Employment Agreement with the Company Bank will be based upon compensation for calendar year 2000, inclusive of bonus for that year which was paid in 2001.

         In the event it is finally determined that any amount paid to Executive hereunder would constitute a parachute payment under Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, Executive shall be required to repay to Acquiror the amount of such payment causing such parachute payment treatment.

         Payments to the Executive shall be subject to withholding where applicable.

         Executive's right to receive the payments described in this Section 1 shall be conditioned upon and subject to her execution of a termination agreement and release in form and substance reasonably acceptable to the Acquiror, under which she acknowledges the termination of her Employment Agreement and releases the Company, the Company Bank, the Acquiror and the Acquiror Bank from any further liability thereunder.

         4. Benefit Plan Coverage. Executive (and Executive's spouse and dependents where applicable) will receive coverage under Acquiror's group health plan, group dental plan, and group life and AD&D plan (the "Group Plans") at Acquiror's expense, from and after the Effective Time for a period of 36 months. In lieu of such coverage under the Group Plans, Acquiror may pay the Executive the present value of such benefits.

         5. Qualified Retirement Plans. Executive shall be entitled to receive any and all benefits to which she may be entitled pursuant to the terms of any tax qualified retirement plans maintained by the Company or the Company Bank prior to the Merger, in accordance with the terms of all such plans, as and to the extent (if any) modified pursuant to the terms of the Merger Agreement. Executive shall be entitled to participate in any employer contributions made for the current plan year of such plans based on her compensation to the Effective Time.

         This schedule is intended to summarize all benefits and payments to be provided to Executive by Acquiror and Acquiror's Subsidiaries in connection with the Merger other than Executive's right to indemnification under Section 6.6 of the Merger Agreement

                                    EXHIBIT C

                               JAMES D. SMESSAERT

                STATEMENT OF BENEFITS AND ACQUIROR'S OBLIGATIONS

  (Created Pursuant to Section 6.5 of the Agreement and Plan of Merger by and Between Ledger Capital Corp. and Anchor Bancorp, dated June 15, 2001)


         This Statement of Benefits is created pursuant to Section 6.5 of the Agreement and Plan of Merger By and Between Ledger Capital Corp. and Anchor Bancorp dated June 15, 2001 (the "Merger Agreement") to identify certain of the payments to be made and benefits to be provided by the Acquiror or Acquiror Bank (as successors to the Company and the Company Bank) to James D. Smessaert ("Executive"), under his Employment Agreements dated December 21, 1999 with the Company and the Company Bank ("Employment Agreements") and the Merger Agreement, in connection with the consummation of the transactions contemplated by the Merger Agreement (the "Merger"), and the termination of the Executive's employment. Any terms used in this Statement of Benefits which are not specifically defined herein shall be defined as they are in the Merger Agreement

         The Executive shall be entitled to the following payments and benefits in connection with or following the Merger:

         1. MRP Shares. Executive currently holds 33,549 shares acquired through the Company Management Recognition and Retention Plan which are fully vested and will be converted into Acquiror Common Stock or cash in the same manner as other shares of Company Common Stock are converted pursuant to the Merger Agreement.

         2. Options. Executive currently holds options with respect to a total of 153,686 shares which shall all be fully vested upon the consummation of the Merger. Such options shall be converted into options with respect to Acquiror Common Stock in accordance with Section 5.8 of the Merger Agreement. The following schedule identifies the grant date of each option, the exercise price, the expiration date, the number of shares to which the option is subject, and the type of option (ISO or NSO).

              No. of Shares  Date of Grant           Option Price      Type of Option     Expiration Date
              -------------  -------------           ------------      --------------     ---------------
                    108,686  12/30/93                      $ 4.00           ISO           12/30/03
                      6,000  8/1/95                        $ 7.25           NSO           8/1/05
                      6,000  7/12/96                       $ 7.38           NSO           7/12/06
                      6,000  6/26/98                       $14.63           NSO           6/26/08
                      6,000  6/25/99                       $11.38           NSO           6/25/09
                      6,000  8/22/00                       $ 9.75           NSO           8/1/10
                     15,000  9/29/00                       $10.69           ISO           9/28/10

         All options with respect to Company Common Stock shall become options with respect to Acquiror Common Stock and the exercise price and number of shares subject to the options shall be adjusted as provided in Section 5.8 of the Merger Agreement. All options shall continue to be subject to the terms of the Ledger Capital Corp. 1993 Incentive Stock Option Plan as amended, except as otherwise provided in the Merger Agreement.

         3. Cash Payments at Closing. Executive shall be entitled to a lump sum cash payment pursuant to the termination of the Executive's Employment Agreements with the Company and the Company Bank. For purposes of Executive's Employment Agreement with the Company Bank, Executive shall be deemed to have terminated after a Change in Control and shall receive the payments and benefits determined under Section 5(vii) of the Executive's Employment Agreement with the Company Bank ("Severance Payment"). Executive shall also be entitled to a payment under Section 5 of Executive's Employment Agreement with the Company ("Gross Up Payment"). The Executive shall receive the Executive's base salary payments through the Effective Time of the Merger, and shall receive a pro rata payment under the Management Incentive Plan for the year of the Merger. Executive will also be entitled to receive a payout, as of the date on which his employment actually terminates, of any accrued paid time off.

         The amount of the Severance Payment, to be paid to Executive at the Effective Time, shall be equal to the amount determined under Section 5(vii)(A) of his Employment Agreement with the Company, and the amount of the Gross Up Payment, also to be paid to the Executive at the Effective Time, shall be equal to the amount determined under Section 5 of the Executive's Employment Agreement with the Company. Such amounts will be determined prior to the Effective Time by the Company's accountants with the concurrence of the Acquiror, in the manner specified in the Employment Agreement with the Company Bank. Based upon the information provided by the Company to the Acquiror and calculations performed by the Company's accountants, and subject to verification of the correctness of such information and calculations and to concurrence by the Acquiror in the methodology of calculations relating to IRC ss.280G, it is currently expected that the amount of the Severance Payment will be approximately $790,403 and the amount of the Gross Up Payment will be approximately $571,130. Such estimates are based on, among other things, the assumptions that: (i) the present value, for IRC ss.280G purposes, of Executive's car allowance and medical and dental insurance will be $81,014, (ii) the present value, for IRC ss.280G purposes, of the value of the acceleration of stock options held by the Executive will be $98,943; and (iii) the present value, for IRC ss.280G purposes, of the acceleration of Executive's SERP benefits will be $367,449. The amount of the Severance Payment and the Gross Up Payment will change if and to the extent that any of such amounts ultimately change. It is also understood that the calculations by which these amounts are derived are dependent in part upon the date on which the Effective Time occurs and on the value of the Company's stock at that time. Acquiror acknowledges that the inclusion of the 1.45% Medicare tax in the tax rate used in the calculations provided by the Company is correct, and that the value of the extended welfare benefits will be calculated over a 36 month period as in the calculations performed by the Company's accountants. The parties have agreed that the Executive's "current compensation" for purposes of
Section 5(vii)(A) of his Employment Agreement with the Company Bank will be based upon compensation for calendar year 2000, inclusive of bonus for that year which was paid in 2001.

         The executive's continued entitlement to his car allowance will be satisfied by transferring to him title to the car the Company currently provides to him, without cost to the Executive.

         Payments to the Executive shall be subject to withholding where applicable.

         Executive's right to receive the payments described in this Section 1 shall be conditioned upon and subject to his execution of a termination agreement and release in form and substance reasonably acceptable to the Acquiror, under which he acknowledges the termination of his Employment Agreements and releases the Company, the Company Bank, the Acquiror and the Acquiror Bank from any further liability thereunder.

         4. Benefit Plan Coverage. Executive (and Executive's spouse and dependents where applicable) will receive coverage under Acquiror's group health plan, group dental plan, and group life and AD&D plan (the "Group Plans") at Acquiror's expense, from and after the Effective Time for a period of 36 months. In lieu of such coverage under the Group Plans, Acquiror may pay the Executive the present value of such benefits (grossed-up under Section 5 of the Executive's Employment Agreement with the Company); provided that Executive shall then be allowed to continue in Acquiror's Group Plans for 36 months upon payment of premiums for coverage under the same to Acquiror.

         5. Qualified Retirement Plans. Executive shall be entitled to receive any and all benefits to which he may be entitled pursuant to the terms of any tax qualified retirement plans maintained by the Company or the Company Bank prior to the Merger, in accordance with the terms of all such plans, as and to the extent (if any) modified pursuant to the terms of the Merger Agreement. Executive shall be entitled to participate in any employer contributions made for the current plan year of such plans based on his compensation to the Effective Time.

         6. SERP and Life Insurance Benefit. The Company and Company Bank currently maintain a life insurance policy (Policy No. 012355382 issued by Pacific Life Insurance Company), on the life of Executive, which policy (the "Policy") is scheduled to become fully-funded upon payment of three (3) additional premiums of approximately $270,000 each, due July 1 of 2001, 2002 and 2003, respectively. The Policy was acquired by the Company and Company Bank as a funding vehicle for a supplemental employee retirement plan (SERP) and life insurance benefit provided by the Company and Company Bank on Executive's behalf. The Company or Company Bank (or Acquiror or Acquiror Bank as their respective successors) shall amend the SERP's and related documents (the "SERP Amendments"), on terms mutually satisfactory to the Company and Acquiror (which amendments may (but which shall not be required to) be made by the Company, with Acquiror's consent, subsequent to the execution of this Agreement and prior to the Effective Time), to provide continued funding for the obligations of the Company and Company Bank, as assumed by the Acquiror pursuant to the Merger, in order to maintain $1,000,000 of life insurance coverage on Executive's life and to make such benefit payments as are due to Executive and his beneficiaries after death or attainment by the Executive of age 65, provided that such SERP's and the related documents as amended will (x) not require that the Acquiror be compelled to suffer a below-market rate of return on the funds or assets committed to such funding (provided that the adequacy of the funding to assure provision and payment of the benefits and continuance of said $1,000,000 in life insurance is maintained to the reasonable satisfaction of the Executive), and (y) permit the Acquiror to withdraw funds or reduce the amount funded as and when benefit payments are made.

         As amended, the SERP documents will allow (i) the Acquiror or Acquiror Bank access to the cash surrender value of the policy only for payment of its creditors in the event of its bankruptcy or insolvency or if the cash surrender value exceeds the sum of (A) the minimum amount necessary to keep in force a death benefit of $1,000,000 (if the Executive pays annually an amount equal to the economic benefit of the $1,000,000 death benefit), and (B) the present value of all payments due under the Executive's SERP, and (ii) Executive to access the cash surrender value under the Policy (or other funding assets) only to the extent that he is not paid under the SERP agreement by the Acquiror as payments become due.

         The Company or the Company Bank will also, prior to the Effective Time, transfer to Executive's 1998 Irrevocable Trust the second, fully-funded life insurance policy owned by the Company or Company Bank for the purposes of providing SERP benefits, with such policy and its death benefit and cash surrender value being treated in the same manner as those of the Policy under the amended SERP documents.

         7. Director Benefits. Executive shall be entitled to compensation and benefits as a director of the Company and the Company Bank prior to the Effective Time, such benefits to be substantially the same as those currently offered by the Company and the Company Bank.

         8. Continuing Director. From and after the Effective Time, for so long as Executive serves as a director of Acquiror, Executive shall be entitled to the compensation and benefits available to other non-employee directors of the Acquiror.

         This schedule is intended to summarize all benefits and payments to be provided to Executive by Acquiror and Acquiror's Subsidiaries in connection with the Merger other than Executive's right to indemnification under Section 6.6 of the Merger Agreement.

                                    EXHIBIT C

                                PETER A. GILBERT

                STATEMENT OF BENEFITS AND ACQUIROR'S OBLIGATIONS

  (Created Pursuant to Section 6.5 of the Agreement and Plan of Merger by and Between Ledger Capital Corp. and Anchor Bancorp, dated June 15, 2001)


         This Statement of Benefits is created pursuant to Section 6.5 of the Agreement and Plan of Merger By and Between Ledger Capital Corp. and Anchor Bancorp dated June 15, 2001 (the "Merger Agreement") to identify certain of the payments to be made and benefits to be provided by the Acquiror or Acquiror Bank (as successors to the Company and the Company Bank) to Peter A. Gilbert ("Executive"), under his Employment Agreements dated December 21, 1999 with the Company and the Company Bank ("Employment Agreements") and the Merger Agreement, in connection with the consummation of the transactions contemplated by the Merger Agreement (the "Merger"), and the termination of the Executive's employment. Any terms used in this Statement of Benefits which are not specifically defined herein shall be defined as they are in the Merger Agreement.

         The Executive shall be entitled to the following payments and benefits in connection with or following the Merger:

         1. MRP Shares. Executive currently holds 8,000 shares acquired through the Company Management Recognition and Retention Plan which are fully vested and will be converted into Acquiror Common Stock or cash in the same manner as other shares of Company Common Stock are converted pursuant to the Merger Agreement.

         2. Options. Executive currently holds options with respect to a total of 60,500 shares which shall all be fully vested upon the consummation of the Merger. Such options shall be converted into options with respect to Acquiror Common Stock in accordance with Section 5.8 of the Merger Agreement. The following schedule identifies the grant date of each option, the exercise price, the expiration date, the number of shares to which the option is subject, and the type of option (ISO or NSO).

              No. of Shares  Date of Grant           Option Price      Type of Option     Expiration Date
              -------------  -------------           ------------      --------------     ---------------
                     30,000  12/31/94                      $ 5.50           NSO           12/31/04
                      4,000  8/1/95                        $ 7.25           NSO           8/1/05
                      4,000  7/12/96                       $ 7.38           NSO           11/24/06
                      4,000  6/26/98                       $14.63           NSO           6/26/08
                      4,000  6/25/99                       $11.38           NSO           6/25/09
                      4,000  8/22/00                       $ 9.75           NSO           8/22/10
                     10,500  9/29/00                       $10.69           ISO           9/28/10

         All options with respect to Company Common Stock shall become options with respect to Acquiror Common Stock and the exercise price and number of shares subject to the options shall be adjusted as provided in Section 5.8 of the Merger Agreement. All options shall continue to be subject to the terms of the Ledger Capital Corp. 1993 Incentive Stock Option Plan as amended, except as otherwise provided in the Merger Agreement.

         3. Cash Payments at Closing. Executive shall be entitled to a lump sum cash payment pursuant to the termination of the Executive's Employment Agreements with the Company and the Company Bank. For purposes of Executive's Employment Agreement with the Company Bank, Executive shall be deemed to have terminated after a Change in Control and shall receive the payments and benefits determined under Section 5(vii) of the Executive's Employment Agreement with the Company Bank ("Severance Payment"). Executive shall also be entitled to a payment under Section 5 of Executive's Employment Agreement with the Company ("Gross Up Payment"). The Executive shall receive the Executive's base salary payments through the Effective Time of the Merger, and shall receive a pro rata payment under the Management Incentive Plan for the year of the Merger. Executive will also be entitled to receive a payout, as of the date on which his employment actually terminates, of any accrued paid time off.

         The amount of the Severance Payment, to be paid to Executive at the Effective Time, shall be equal to the amount determined under Section 5(vii)(A) of his Employment Agreement with the Company, and the amount of the Gross Up Payment, also to be paid to the Executive at the Effective Time, shall be equal to the amount determined under Section 5 of the Executive's Employment Agreement with the Company. Such amounts will be determined prior to the Effective Time by the Company's accountants with the concurrence of the Acquiror, in the manner specified in the Employment Agreement with the Company Bank. Based upon the information provided by the Company to the Acquiror and calculations performed by the Company's accountants, and subject to verification of the correctness of such information and calculations and to concurrence by the Acquiror in the methodology of calculations relating to IRC ss.280G, it is currently expected that the amount of the Severance Payment will be approximately $547,291 and the amount of the Gross Up Payment will be approximately $631,952. Such estimates are based on, among other things, the assumptions that: (i) the present value, for IRC ss.280G purposes, of Executive's car allowance and medical and dental insurance will be $97,766, (ii) the present value, for IRC ss.280G purposes, of the value of the acceleration of stock options held by the Executive will be $68,618; and (iii) the present value, for IRC ss.280G purposes, of the acceleration of Executive's SERP benefits will be $519,913. The amount of the Severance Payment and the Gross Up Payment will change if and to the extent that any of such amounts ultimately change. It is also understood that the calculations by which these amounts are derived are dependent in part upon the date on which the Effective Time occurs and on the value of the Company's stock at that time. Acquiror acknowledges that the inclusion of the 1.45% Medicare tax in the tax rate used in the calculations provided by the Company is correct, and that the value of the extended welfare benefits will be calculated over a 36 month period as in the calculations performed by the Company's accountants. The parties have agreed that the Executive's "current compensation" for purposes of
Section 5(vii)(A) of his Employment Agreement with the Company Bank will be based upon compensation for calendar year 2000, inclusive of bonus for that year which was paid in 2001.

         The present value of the car allowance (based on a period of 36 months) to be provided to the Executive under Section 5(vii)(C) of his Employment Agreement with the Company Bank will also be paid in a lump sum at the Effective Time.

         Payments to the Executive shall be subject to withholding where applicable.

         Executive's right to receive the payments described in this Section 1 shall be conditioned upon and subject to his execution of a termination agreement and release in form and substance reasonably acceptable to the Acquiror, under which he acknowledges the termination of his Employment Agreements and releases the Company, the Company Bank, the Acquiror and the Acquiror Bank from any further liability thereunder.

         4. Benefit Plan Coverage. Executive (and Executive's spouse and dependents where applicable) will receive coverage under Acquiror's group health plan, group dental plan, and group life and AD&D plan (the "Group Plans") at Acquiror's expense, from and after the Effective Time for a period of 36 months. In lieu of such coverage under the Group Plans, Acquiror may pay the Executive the present value of such benefits (grossed-up under Section 5 of the Executive's Employment Agreement with the Company); provided that Executive shall then be allowed to continue in Acquiror's Group Plans for 36 months, upon payment of premiums for coverage under the same to Acquiror.

         5. Qualified Retirement Plans. Executive shall be entitled to receive any and all benefits to which he may be entitled pursuant to the terms of any tax qualified retirement plans maintained by the Company or the Company Bank prior to the Merger, in accordance with the terms of all such plans, as and to the extent (if any) modified pursuant to the terms of the Merger Agreement. Executive shall be entitled to participate in any employer contributions made for the current plan year of such plans based on his compensation to the Effective Time.

         6. SERP and Life Insurance Benefit. The Company and Company Bank currently maintain a life insurance policy (Policy No. 012355382 issued by Pacific Life Insurance Company), on the life of Executive, which policy (the "Policy") is scheduled to become fully-funded upon payment of three (3) additional premiums of approximately $260,000 each, due July 1 of 2001, 2002 and 2003, respectively. The Policy was acquired by the Company and Company Bank as a funding vehicle for a supplemental employee retirement plan (SERP) and life insurance benefit provided by the Company and Company Bank on Executive's behalf. The Company or Company Bank (or Acquiror or Acquiror Bank as their respective successors) shall amend the SERP's and related documents (the "SERP Amendments"), on terms mutually satisfactory to the Company and Acquiror (which amendments may (but which shall not be required to) be made by the Company, with Acquiror's consent, subsequent to the execution of this Agreement and prior to the Effective Time), to provide continued funding for the obligations of the Company and Company Bank, as assumed by the Acquiror pursuant to the Merger, in order to maintain $1,000,000 of life insurance coverage on Executive's life and to make such benefit payments as are due to Executive and his beneficiaries after death or attainment by the Executive of age 64, provided that such SERP's and the related documents as amended will (x) not require that the Acquiror be compelled to suffer a below-market rate of return on the funds or assets committed to such funding (provided that the adequacy of the funding to assure provision and payment of the benefits and continuance of said $1,000,000 in life insurance is maintained to the reasonable satisfaction of the Executive), and (y) permit the Acquiror to withdraw funds or reduce the amount funded as and when benefit payments are made.

         As amended, the SERP documents will allow (i) the Acquiror or Acquiror Bank access to the cash surrender value of the policy only for payment of its creditors in the event of its bankruptcy or insolvency or if the cash surrender value exceeds the sum of (A) the minimum amount necessary to keep in force a death benefit of $1,000,000 (if the Executive pays annually an amount equal to the economic benefit of the $1,000,000 death benefit), and (B) the present value of all payments due under the Executive's SERP, and (ii) Executive to access the cash surrender value under the Policy (or other funding assets) only to the extent that he is not paid under the SERP agreement by the Acquiror as payments become due.

         The Company or the Company Bank will also, prior to the Effective Time, transfer to Executive's 1998 Irrevocable Trust the second, fully-funded life insurance policy owned by the Company or Company Bank for the purposes of providing SERP benefits, with such policy and its death benefit and cash surrender value being treated in the same manner as those of the Policy under the amended SERP documents.

         7. Director Benefits. Executive shall be entitled to compensation and benefits as a director of the Company and the Company Bank prior to the Effective Time, such benefits to be substantially the same as those currently offered by the Company and the Company Bank.

         This schedule is intended to summarize all benefits and payments to be provided to Executive by Acquiror and Acquiror's Subsidiaries in connection with the Merger other than Executive's right to indemnification under Section 6.6 of the Merger Agreement

                                    EXHIBIT C

                                 ELIZABETH BORST

                STATEMENT OF BENEFITS AND ACQUIROR'S OBLIGATIONS

  (Created Pursuant to Section 6.5 of the Agreement and Plan of Merger by and Between Ledger Capital Corp. and Anchor Bancorp, dated June 15, 2001)


         This Statement of Benefits is created pursuant to Section 6.5 of the Agreement and Plan of Merger By and Between Ledger Capital Corp. and Anchor Bancorp dated June 15, 2001 (the "Merger Agreement") to identify certain of the payments to be made and benefits to be provided by the Acquiror or Acquiror Bank (as successors to the Company and the Company Bank) to Elizabeth Borst ("Executive"), under her Employment Agreement dated July 24, 1997 ("Employment Agreement") and the Merger Agreement, in connection with the consummation of the transactions contemplated by the Merger Agreement (the "Merger"), and the termination of the Executive's employment or the termination of her Employment Agreement. Any terms used in this Statement of Benefits which are not specifically defined herein shall be defined as they are in the Merger Agreement. In the event of any conflict between this Statement and the terms of the Executive's Employment Agreement (to the extent, if any, modified by the Merger Agreement), the terms of the Employment Agreement (as so modified) shall control.

         The Executive shall be entitled to the following payments and benefits in connection with or following the Merger:

         1. MRP Shares. Executive currently holds 2,000 shares acquired through the Company Management Recognition and Retention Plan, which are fully vested and will be converted into Acquiror Common Stock or cash in the same manner as other shares of Company Common Stock are converted pursuant to the Merger Agreement.

         2. Options. Executive currently holds options with respect to a total of 10,000 shares which shall all be fully vested upon the consummation of the Merger. Such options shall be converted into options with respect to Acquiror Common Stock in accordance with Section 5.8 of the Merger Agreement. The following schedule identifies the grant date of each option, the exercise price, the expiration date, the number of shares to which the option is subject, and the type of option (ISO or NSO).

              No. of Shares  Date of Grant           Option Price      Type of Option     Expiration Date
              -------------  -------------           ------------      --------------     ---------------
                      2,000  10/24/95                      $ 7.63           NSO           10/24/05
                      2,000  7/12/96                       $ 7.38           NSO           7/12/06
                      2,000  6/26/98                       $14.63           NSO           6/26/08
                      2,000  6/25/99                       $11.38           NSO           6/1/09
                      2,000  8/22/00                       $ 9.75           NSO           8/22/10

         All options with respect to Company Common Stock shall become options with respect to Acquiror Common Stock and the exercise price and number of shares subject to the options shall be adjusted as provided in Section 5.8 of the Merger Agreement. All options shall continue to be subject to the terms of the Ledger Capital Corp. 1993 Incentive Stock Option Plan as amended, except as otherwise provided in the Merger Agreement.

         3. Cash Payment at Closing. Executive shall be entitled to a lump sum cash payment pursuant to the termination of the Executive's Employment Agreement with Company Bank. For purposes of Executive's Employment Agreement with the Company Bank, Executive shall be deemed to have terminated after a Change in Control and shall receive the payments and benefits determined under Section 5(vii) of the Executive's Employment Agreement with the Company Bank. The Executive shall receive the Executive's base salary payments through the Effective Time of the Merger (and thereafter to the extent and for so long as she remains employed by Acquiror or Acquiror Bank), and shall receive a pro rata payment under the Company Bank's Management Incentive Plan for the year of the Merger. Executive will also be entitled to receive a payout, as of the date on which her employment actually terminates, of any accrued paid time off.

         The amount to be paid to Executive, at the Effective Time, under
Section 5(vii)(A) of her Employment Agreement, shall be equal to the lesser of
(i) the amount determined under said Section 5(vii)(A) or (ii) the amount determined under Section 6 of her Employment Agreement. The amount determined under Section 6 of the Executive's Employment Agreement will be determined prior to the Effective Time by the Company's accountants with the concurrence of the Acquiror, in the manner specified therein. Based upon the information provided by the Company to the Acquiror and calculations performed by the Company's accountants, and subject to verification of the correctness of such information and calculations and to concurrence by the Acquiror in the methodology of calculations relating to IRC ss.280G, it is current expected that the amount of this cash payment will be approximately $221,637. Such estimate is based on, among other things, the assumptions that the present value, for IRC ss.280G purposes, of Executive's extended welfare benefits will be approximately $12,048, for 401(k) contributions will be approximately $2,376, and for the acceleration of options held by the Executive will be approximately $6,421. The amount of the payment will change if and to the extent that any of such amounts ultimately change. It is also understood that the calculations by which these amounts are derived are dependent in part upon the date on which the Effective Time occurs and on the value of the Company's stock at that time. Acquiror acknowledges that the value of the extended welfare benefits will be calculated over a 36 month period as in the calculations performed by the Company's accountants. The parties have agreed that the Executive's "current compensation" for purposes of Section 5(vii)(A) of his Employment Agreement with the Company Bank will be based upon compensation for calendar year 2000, inclusive of bonus for that year which was paid in 2001.

         In the event it is finally determined that any amount paid to Executive hereunder would constitute a parachute payment under Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, Executive shall be required to repay to Acquiror the amount of such payment causing such parachute payment treatment.

         Payments to the Executive shall be subject to withholding where applicable.

         Executive's right to receive the payments described in this Section 1 shall be conditioned upon and subject to her execution of a termination agreement and release in form and substance reasonably acceptable to the Acquiror, under which she acknowledges the termination of her Employment Agreement and releases the Company, the Company Bank, the Acquiror and the Acquiror Bank from any further liability thereunder.

         4. Benefit Plan Coverage. Executive (and Executive's spouse and dependents where applicable) will receive coverage under Acquiror's group health plan, group dental plan, and group life and AD&D plan (the "Group Plans") at Acquiror's expense, from and after the Effective Time for a period of 36 months. In lieu of such coverage under the Group Plans, Acquiror may pay the Executive the present value of such benefits.

         5. Qualified Retirement Plans. Executive shall be entitled to receive any and all benefits to which she may be entitled pursuant to the terms of any tax qualified retirement plans maintained by the Company or the Company Bank prior to the Merger, in accordance with the terms of all such plans, as and to the extent (if any) modified pursuant to the terms of the Merger Agreement. Executive shall be entitled to participate in any employer contributions made for the current plan year of such plans based on her compensation to the Effective Time.

         This schedule is intended to summarize all benefits and payments to be provided to Executive by Acquiror and Acquiror's Subsidiaries in connection with the Merger other than Executive's right to indemnification under Section 6.6 of the Merger Agreement

                                    EXHIBIT E


              , 2001
--------------


Anchor BanCorp Wisconsin Inc.
25 West Main Street
Madison, WI 53703


Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Ledger Capital Corp., a Wisconsin corporation ("Ledger"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), [AND/OR (II) USED IN AND FOR PURPOSES OF ACCOUNTING SERIES, RELEASES 130 AND 135, AS AMENDED, OF THE COMMISSION]. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 15, 2001 (the "Agreement"), between Anchor BanCorp Wisconsin Inc., a Wisconsin corporation ("Anchor"), and Ledger, Ledger will be merged and with and into Anchor (the "Merger").

         As a result of the Merger, I may receive shares of Anchor common stock, par value $0.10 per share (the "Anchor Stock"), in exchange for shares of Ledger common stock, par value $1.00 per share, owned by me (the "Ledger Stock").

         I represent, warrant and covenant to Ledger and Anchor that in the event I receive any Anchor Stock as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of the Anchor Stock in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Anchor Stock, to the extent I felt necessary, with my counsel or counsel for Ledger.

         C. I have been advised that the issuance of Anchor Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the shareholders of Ledger, I may be deemed to have been an affiliate of Ledger, and since the distribution by me of the Anchor Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of

                  Anchor Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Anchor, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that Anchor is under no obligation to register the sale, transfer or other disposition of the Anchor Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. I also understand that stop transfer instructions will be given to Anchor's transfer agent with respect to the Anchor Stock and there will be placed on the certificates for the Anchor Stock issued to me, or any substitutions therefor, a legend stating in substance:

                           THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") APPLIES. THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________, 2001 BETWEEN THE REGISTERED HOLDER HEREOF AND ANCHOR BANCORP WISCONSIN INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANCHOR BANCORP WISCONSIN INC.

         F. I also understand that unless the transfer by me of my Anchor Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Anchor reserves the right to put the following legend on the certificates issued to my transferee:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY

                           DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend as soon as the Rule 145 resale restrictions cease to apply thereto under Rule 145(d), or if the undersigned shall have delivered to Anchor a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Anchor, to the effect that such legend is not required for purposes of the Act.

         [I FURTHER REPRESENT AND COVENANT WITH ANCHOR THAT I WILL NOT, WITHIN THE 30 DAYS PRIOR TO THE EFFECTIVE TIME (AS DEFINED IN THE AGREEMENT), SELL, TRANSFER OR OTHERWISE DISPOSE OF ANY SHARES OF LEDGER STOCK OR SHARES OF THE CAPITAL STOCK OF THE ANCHOR HELD BY ME AND THAT I WILL NOT SELL, TRANSFER OR OTHERWISE DISPOSE OF ANY SHARES OF ANCHOR STOCK RECEIVED BY ME IN THE MERGER OR OTHER SHARES OF THE CAPITAL STOCK OF ANCHOR UNTIL AFTER SUCH TIME AS RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS OF LEDGER AND ANCHOR HAVE BEEN PUBLISHED BY ANCHOR, IN THE FORM OF A QUARTERLY EARNINGS REPORT, AN EFFECTIVE REGISTRATION STATEMENT FILED WITH THE COMMISSION, A REPORT TO THE COMMISSION ON FORM 10-K, 10-Q, OR 8-K, OR ANY OTHER PUBLIC FILING OR ANNOUNCEMENT WHICH INCLUDES THE COMBINED RESULTS OF OPERATIONS.]

                                       Very truly yours,



                                       -----------------------------
                                       Name:


Accepted this ____ day
of ________, 2001, by
Anchor BanCorp Wisconsin Inc.


By:
   -------------------------------
   Douglas J. Timmerman
   President and Chief Executive Officer